                                     Exhibit








                            ASSET PURCHASE AGREEMENT



                                  by and among



                       AERO SERVICES INTERNATIONAL, INC.,
                                       AND
                             BECKETT AVIATION, INC.
                                 (as "Sellers")

                                       and

                     ATLANTIC AVIATION FLIGHT SUPPORT, INC.
                                  (as "Buyer")



                              Dated: March 9, 1999

                        TABLE OF CONTENTS

ARTICLE 1
DEFINITIONS ..........................................................  - 1 -

ARTICLE 2
PURCHASE AND SALE OF ASSETS ..........................................  - 7 -
             2.1. Purchased Assets ...................................  - 7 -
             2.2. Liabilities Related to the Business ................  - 9 -
             2.3. Purchase Price .....................................  - 11 -

ARTICLE 3
CLOSING ..............................................................  - 12 -
             3.1. Closing ............................................  - 12 -
             3.2. Deliveries by Sellers ..............................  - 12 -
             3.3. Deliveries by Buyer ................................  - 14 -
             3.4. Limitations on Assignability .......................  - 16 -

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF SELLERS ............................  - 16 -
             4.1. Organization .......................................  - 16 -
             4.2. Authorization; Enforceability ......................  - 17 -
             4.3. No Violation or Conflict ...........................  - 17 -
             4.4. Consents and Approvals .............................  - 17 -
             4.5. Financial Statements ...............................  - 17 -
             4.6. Absence of Certain Changes .........................  - 18 -
             4.7. Taxes ..............................................  - 19 -
             4.8. Accounts Receivable ................................  - 19 -
             4.9. Litigation, Claims, Etc ............................  - 19 -
             4.10.         Compliance with Laws ......................  - 20 -
             4.11.         Environmental Matters .....................  - 20 -
             4.12.         Licenses and Permits ......................  - 21 -
             4.13.         Purchased Assets ..........................  - 22 -
             4.14.         Real Property .............................  - 22 -
             4.15.     Contracts .....................................  - 23 -
             4.16.     Employee Benefit Plans ........................  - 24 -
             4.17.     Labor and Employment ..........................  - 26 -
             4.18.     Inventories; Prepaid Items ....................  - 28 -
             4.19.     Brokers and Advisors ..........................  - 28 -
             4.20.     Books and Records .............................  - 28 -
             4.21.     Bulk Sales ....................................  - 28 -
             4.22.     Accuracy of Information .......................  - 28 -
             4.23.     Insurance .....................................  - 29 -
             4.24.     Customers and Suppliers .......................  - 29 -
             4.25.     Customer Orders ...............................  - 29 -
             4.26.     IRBs ..........................................  - 29 -

ARTICLE 4A
CONDITION OF THE PROPERTY; INDEPENDENT INVESTIGATION .................  - 30 -

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF BUYER ..............................  - 31 -
             5.1. Organization .......................................  - 31 -
             5.2. Authorization; Enforceability ......................  - 31 -
             5.3. No Violation or Conflict ...........................  - 31 -
             5.4. Consents and Approvals .............................  - 32 -
             5.5. Brokers and Advisors ...............................  - 32 -

             5.6. Litigation .........................................  - 32 -

ARTICLE 6
CERTAIN COVENANTS ....................................................  - 32 -
             6.1. Conduct of the Business Pending the Closing ........  - 32 -
             6.2. Acquisition Proposals ..............................  - 34 -
             6.3. Stockholder Approval ...............................  - 34 -
             6.4. Transition .........................................  - 34 -
             6.5. Access to Books and Records ........................  - 34 -
             6.6. Bulk Sales Transfer Taxes ..........................  - 35 -
             6.7. Cooperation in Third-Party Litigation ..............  - 36 -
             6.8. Transferred Employees ..............................  - 36 -
             6.9. Further Assurances .................................  - 36 -
             6.10.     Payment of Taxes ..............................  - 37 -
             6.11.     Consents ......................................  - 37 -
             6.12.     Conditions to be Satisfied ....................  - 37 -
             6.13.     Environmental Remediation .....................  - 37 -
             6.14.     Redemption of IRBs ............................  - 39 -
             6.15.     Disputed Taxes ................................  - 40 -

ARTICLE 7
CONDITIONS TO BUYER'S OBLIGATIONS TO CLOSE ...........................  - 41 -
            7.1. Representations and Warranties and Covenants of
                   Sellers ...........................................  - 41 -
            7.2. Certificates ........................................  - 41 -
            7.3. No Material Adverse Circumstance; No Injunction .....  - 41 -
            7.4. Required Approvals and Consents .....................  - 42 -
            7.5. Opinion of Sellers' Counsel .........................  - 42 -
            7.6. Documentation for Conveyance of the Purchased Assets.  - 42 -
            7.7. Sellers' Deliveries .................................  - 42 -
            7.8. Escrows .............................................  - 42 -
            7.9. IRBs ................................................  - 42 -

ARTICLE 8
CONDITIONS TO SELLERS' OBLIGATIONS TO CLOSE ..........................  - 43 -
            8.1. Representations and Warranties and Covenants of
                   Buyer .............................................  - 43 -
            8.2. Certificates ........................................  - 43 -
            8.3. No Injunction .......................................  - 43 -
            8.4. Delivery of Closing Date Payment Other Required
                  Performances .......................................  - 43 -

ARTICLE 9
INDEMNIFICATION ......................................................  - 44 -
            9.1. Indemnification by Sellers ..........................  - 44 -
            9.2. Indemnification by Buyer ............................  - 45 -
            9.3. Indemnification Procedure ...........................  - 45 -
            9.4. Survival ............................................  - 46 -
            9.5. Manner of Indemnification ...........................  - 47 -
            9.6. Limitations of Indemnification ......................  - 47 -
            9.7. Remedies ............................................  - 49 -

ARTICLE 10
CONFIDENTIALITY AND NON-COMPETITION ..................................  - 49 -
            10.1.     Confidentiality ................................  - 49 -
            10.2.     Non-Competition ................................  - 49 -

ARTICLE 11
TERMINATION AND DEFAULT ..............................................  - 51 -

            11.1.     Termination ....................................  - 51 -
            11.2.     Effect of Termination ..........................  - 52 -

ARTICLE 12
GENERAL PROVISIONS ...................................................  - 52 -
            12.1.     Expenses; Prorations ...........................  - 52 -
            12.2.     Allocation of the Purchase Price ...............  - 53 -
            12.3.     Payment Obligations ............................  - 53 -
            12.4.     Public Announcements ...........................  - 53 -
            12.5.     Notices ........................................  - 53 -
            12.6.     Headings .......................................  - 55 -
            12.7.     Entire Agreement ...............................  - 55 -
            12.8.     Severability ...................................  - 55 -
            12.9.     Waiver .........................................  - 55 -
            12.10.    Binding Effect; Assignment .....................  - 55 -
            12.11.    Interpretation .................................  - 56 -
            12.12.    No Third-Party Beneficiaries ...................  - 56 -
            12.13.    Governing Law ..................................  - 56 -
            12.14.    Counterparts ...................................  - 56 -

                             EXHIBITS

Exhibit 2.3(b)(ii)   -    Escrow Agreement
Exhibit 2.3(b)(iii)  -    Real Estate Tax Escrow Agreement
Exhibit 3.2(a)       -    General Assignment and Bill of Sale
Exhibit 3.2(b)       -    Assignment and Assumption Agreement
Exhibit 3.2(d)       -    FBO Lease Assignment Agreement
Exhibit 3.2(f)       -    Legal Opinion of Sellers' Counsel
Exhibit 3.2(q)       -    Sublease Termination Agreement
Exhibit 3.3(c)       -    Opinion of Buyer's Counsel

                           SCHEDULES

Schedule 2.1(a)(i)   -    Inventory
Schedule 2.1(a)(iii) -    Fixed Assets
Schedule 2.1(a)(iv)  -    Licenses and Permits
Schedule 2.1(a)(x)   -    Vehicles
Schedule 2.1(b)      -    Excluded Assets
Schedule 4.4         -    Sellers' Consents and Approvals
Schedule 4.5         -    Unaudited Financial Reports
Schedule 4.7         -    Taxes
Schedule 4.9         -    Pending Litigation
Schedule 4.11        -    Environmental Matters
Schedule 4.13(b)     -    Permitted Liens
Schedule 4.14(b)     -    Leased Property
Schedule 4.15(a)     -    Assumed Contracts
Schedule 4.15(b)     -    Other Agreements
Schedule 4.16(b)     -    Benefit Plans
Schedule 4.16(d)     -    Workers' Compensation Claims
Schedule 4.17        -    Employees
Schedule 4.17(b)(i)  -    Employee Claims and Investigations
Schedule 4.19        -    Sellers' Broker
Schedule 4.23        -    Insurance
Schedule 4.24        -    Major Customers and Suppliers
Schedule 4.25        -    Pending Customer Orders
Schedule 5.4         -    Buyer's Consents and Approvals

           ASSET PURCHASE AGREEMENT (this "Agreement") dated March 9,
                              1999, is by and among

              AERO SERVICES INTERNATIONAL, INC. ("Aero Services"),
                          a Louisiana corporation, and
                       BECKETT AVIATION, INC. ("Beckett"),
                             a Virginia corporation;
                                   ("Sellers")

                                       and

                     ATLANTIC AVIATION FLIGHT SUPPORT, INC.
                        a Delaware corporation ("Buyer").

                              W I T N E S S E T H:

  Sellers are engaged in the business of providing a variety of ground support services to commercial, corporate and other general aviation aircraft at facilities located at three airports in three different cities in the United States. The business and operations of Sellers that are the subject of this Agreement consist of a fixed base operation at Midway Airport (the "FBO") in Chicago, Illinois. Buyer wishes to purchase, and Sellers wish to sell, Sellers' assets and properties as hereinafter described relating to the FBO.

  In consideration of the foregoing and of the covenants, agreements, representations and warranties hereinafter contained, and intending to be legally bound, Sellers and Buyer hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

  As used herein, the following terms shall have the following meanings:

  1.1. Accounts Receivable shall have the meaning given to such term in Section 2.1(b)(iv).

  1.2. Affiliate means, as to any Person or party, any entity that is controlled by, under common control with, or controlling such Person or party. For purposes of this definition, "control" (including with correlative meaning, the terms "controlled by" and "under common control with") as used with respect to any Person shall mean (a) the ownership of 50% or more of the voting securities or other voting interests of such person, or (b) the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such person, whether through ownership of voting securities, by contract or otherwise.

  1.3. Allocation Notice shall have the meaning given to such term in Section 12.2.

  1.4. Approved Notice shall have the meaning given to such term in Section 6.13(b).

  1.5. Assumed Contracts shall have the meaning given to such term in Section 4.15(a).

  1.6. Assumed Liabilities shall have the meaning given to such term in Section 2.2(a).

  1.7. Books and Records shall have the meaning given to such term in Section 2.1(a)(viii).

  1.8. Bond Fund shall have the meaning given such term in Section 2.3(b)(iv).

  1.9. Breach shall mean, with respect to any representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement, the occurrence of any inaccuracy in or breach of, or any failure to perform or comply in all material respects with, such representation, warranty, covenant, obligation, or other provision.

  1.10. Bulk Sales Escrow Account shall have the meaning given such term in
Section 2.3(b).

  1.11. Bulk Sales Tax Notice shall have the meaning given to such term in
Section 6.6(b)(i).

  1.12. Business means all operations of Sellers relating to the supply of ground support services to corporate, commercial and other general aviation aircraft through a fixed base operation located at Midway Airport in Chicago, Illinois.

  1.13. Buyer Documents shall have the meaning given to such term in Section
5.2.

  1.14. Closing means the consummation of the sale and purchase of the Purchased Assets in accordance herewith by the assignment and conveyance thereof by Sellers to Buyer, and the payment and delivery of the Purchase Price to be paid at the Closing by Buyer to Sellers.

  1.15. Closing Date means the date and time on which the Closing occurs, as provided by Section 3.1.

  1.16. Closing Payment shall have the meaning given to such term in Section 2.3(c).

  1.17. Code means the Internal Revenue Code of 1986, as amended, and any regulations thereunder.

  1.18. Consultant's Notice shall have the meaning given to such term in Section 6.13(b)(iii).

  1.19. Contracts shall mean any contract, management agreement, lease, rental agreement, partnership agreement, legally binding commitment, undertaking, or agreement, purchase order, indenture, mortgage, note or license agreement, whether written or oral as listed on Schedule 4.15(a).

  1.20. Disputed Taxes shall have the meaning given to such term in Section
6.10.

  1.21. Disputed Tax Notice shall have the meaning given to such term in Section 6.15(b)(i).

  1.22. Environmental Consultant shall have the meaning given to such term in
Section 6.13(b)(iii).

  1.23. Environmental Escrow Account shall have the meaning given such term in
Section 2.3(b).

  1.24. Environmental Laws shall mean all federal, state, local and foreign laws and regulations, rules, orders, judgments or decrees relating to pollution or protection of human health or the environment, including, without limitation, the Resource Conservation and Recovery Act of 1976, 42 U.S.C. 6901-6987, as amended by the Hazardous and Solid Waste Amendments of 1984, the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 198, 42 U.S.C. 9601-9657, the Hazardous Materials Transportation Act of 1975, 49 U.S.C. 1801-1812, the Toxic Substances Control Act, the Clean Air Act, 42 U.S.C. 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. 136 et seq., the Clean Water Act, 33 U.S.C. 1251 et seq., the Occupational Safety and Health Act, 29 U.S.C. 651-678, the Federal Aviation Act, 49 U.S.C. 40101 et seq., and any comparable state statutes, as well as common law principles of tort liability, and any future changes to such laws, regulations and principles.

  1.25. ERISA shall have the meaning given to such term in Section 4.16(a)(ii).

  1.26. Escrow Agreement shall mean the Escrow Agreement executed and delivered by Seller and Buyer at Closing in substantially the form attached hereto as
Exhibit 2.3(b)(ii).

  1.27. Excluded Assets shall have the meaning given to such term in Section 2.1(b).

  1.28. Excluded Liabilities shall have the meaning given to such term in
Section 2.2(b).

  1.29. Extension Notice shall have the meaning given to such term in Section 6.13(c).

  1.30. FBO means the fixed based operation at Midway Airport, Chicago, Illinois, operated by Sellers.

  1.31. FBO Lease shall have the meaning given to such term in Section 2.1(a)(vii).

  1.32. FNB means The First National Bank of Chicago.

  1.33. Fixed Assets shall have the meaning given to such term in Section 2.1(a)(iii).

  1.34. GAAP means generally accepted accounting principles, consistently applied, as in effect from time to time.

  1.35. Governmental Authority shall mean the government of the United States or any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the Pension Benefit Guaranty Corporation and other quasi-governmental entities established to perform such functions.

  1.36. Indemnitee shall have the meaning given to such term in Section 9.3(a).

  1.37. Indemnitor shall have the meaning given to such term in Section 9.3(a).

  1.38. Indenture shall have the meaning given to such term in Section 3.2(n).

  1.39. Inventory shall have the meaning given to such term in Section
2.1(a)(i).

  1.40. IRBs or IRB means those certain Floating Rate Monthly Demand Airport Special Facility Revenue Bonds (CSX Beckett Aviation, Inc. Project) Series 1984.

  1.41. IRB Documents shall have the meaning given to such term in Section 4.26(b).

  1.42. IRB Loan Agreement means that certain Loan Agreement between the City of Chicago, Cook County, Illinois, and CSX Beckett Aviation, Inc., dated as of December 1, 1984.

  1.43. IRB Notice shall have the meaning given to such term in Section 6.14(b)(i).

  1.44. Knowledge of Sellers shall mean the knowledge of Ted Brant, and any individual who is serving, or who has at any time served, as an officer, director, executor, trustee, manager or employee (or in any similar capacity) of either of the Sellers with respect to a particular fact or matter, and the knowledge of such individual means that (a) such individual is actually aware of such fact or other matter, or (b) a prudent individual would discover or otherwise become aware of such fact or other matter in the course of fulfilling the obligations of such office or position.

  1.45. Leased Personal Property shall have the meaning given to such term in
Section 4.13(b).

  1.46. Letter of Credit means that certain Irrevocable Letter of Credit No. 00320694, dated November 3, 1997, which was issued by FNB to secure the payment of the IRBs pursuant to the Indenture.

  1.47. Liabilities means all debts, claims, liabilities, obligations, damages, binding commitments and expenses of Sellers of every kind and nature, whether known, unknown, contingent, absolute, determined, indeterminable, or otherwise.

  1.48. Licenses and Permits means and includes with respect to the Business all licenses, permits, franchises and authorizations issued by any Governmental Authorities (including pending applications for any of the foregoing), used for the operation of the Business, including all renewals and extensions thereof.

  1.49. Lien means any mortgage, lien, restriction, pledge, security interest, option, lease or sublease, right of first refusal, claim, easement, encroachment or encumbrance of any kind or nature, whether or not of record.

  1.50. Loss shall have the meaning given to such term in Section 9.1(a).

  1.51. Major Customers shall have the meaning given to such term in Section
4.24.

  1.52. Major Suppliers shall have the meaning given to such term in Section
4.24.

  1.53. Midway Property means the Real Property that is the subject of the FBO Lease.

  1.54. Notice shall have the meaning given to such term in Section 6.13(b)(i).

  1.55. Notice of Claim shall have the meaning given to such term in Section 9.3(a).

  1.56. Ordinary Course of Business means the ordinary course of business consistent with past custom and practice (including with respect to quality and frequency).

  1.57. Permitted Liens shall have the meaning given to such term in Section 4.13(b).

  1.58. Person shall mean any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Authority.

  1.59. Plan shall have the meaning given to such term in Section 4.16(a)(iii).

  1.60. Purchased Assets shall have the meaning given to such term in Section 2.1(a).

  1.61. Purchase Price shall have the meaning given to such term in Section 2.3(a).

  1.62. Real Property means all Purchased Assets consisting of ownership of or leasehold interests in real property, including, without limitation, all buildings, structures, appurtenances, improvements, and fixtures located on or in such real property.

  1.63. Regulated Substances means any pollutant, contaminant, chemical, petroleum, petroleum product, genetically modified organism, asbestos, waste, toxic or hazardous substance (including, but not limited to, hazardous substances as defined pursuant to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), and hazardous wastes as defined pursuant to the Resource Conservation and Recovery Act ("RCRA")) and similar substances regulated under the Environmental Laws.

  1.64. Reimbursement Agreement means that certain Reimbursement Agreement between Beckett and FNB dated as of November 1, 1997.

  1.65. Required Tax Payment shall have the meaning given to such term in
Section 6.15(a).

  1.66. Seller Documents shall have the meaning given to such term in Section
4.2.

  1.67. Structures shall have the meaning given to such term in Section 4.14.

  1.68. Sublease shall have the meaning given to such term in Section 3.2(q).

  1.69. Tax or Taxes means all taxes, including, without limitation, income (whether net or gross), excise, property, sales, transfer, gains, gross receipts, occupation, privilege, payroll, wage, unemployment, workers' compensation, social security, occupation, use, value added, franchise, license, severance, stamp, premium, windfall profits, environmental (including taxes under Code Sec. 59A), capital stock, withholding, disability, registration, alternative or add-on minimum, estimated or other taxes of any kind whatsoever (whether disputed or not), including any related charges, fees, interest, penalties, additions to tax or other assessments.

  1.70. Tax Return means any returns, reports, forms, estimates, information returns and statements (including any related or supporting information) filed or to be filed with any Governmental Authority in connection with the determination, assessment, collection or administration of any Taxes.

  1.71. Territory shall have the meaning given to such term in Section
8.2(a)(i).

  1.72. Transferred Employees shall have the meaning given to such term in
Section 6.8.

  1.73. Trustee shall mean The Bank of New York.


                                    ARTICLE 2
                           PURCHASE AND SALE OF ASSETS

  Subject to the terms and conditions of this Agreement, Sellers and Buyer agree to effect each and every one of the following transactions on the Closing Date:

  2.1. Purchased Assets.

       (a) At the Closing, Sellers shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase, acquire and accept from Sellers, all of Sellers' assets, rights, privileges, properties, claims and contracts of every nature, kind and description, real and personal, tangible and intangible, absolute or contingent, wherever located and whether or not carried or reflected on the books and records of Sellers, primarily relating to, or used, held for use or intended to be used in connection with, the Business, except for the Excluded Assets, and, in the case of tangible property, located or based in or on the Real Property (the "Purchased Assets"). The Purchased Assets shall include, without limitation, the assets of Sellers described in clauses (i) through (xi) below, except for the Excluded Assets:

              (i) All of the items of inventory and supplies relating to the Business, including without limitation, spare parts, fuel, and other items as agreed and set forth on Schedule 2.1(a)(i) (the "Inventory");

              (ii) [Intentionally Omitted]

              (iii) All of Sellers' machinery, equipment, fixtures, tools, fuel and water tanks, furniture, fixtures, data processing equipment, computers and peripheral equipment, and other personal property used or usable in connection with the Business, including, without limitation, the items listed in Schedule 2.1(a)(iii) (the "Fixed Assets");

              (iv) All of Sellers' Licenses and Permits related to the Business and the Purchased Assets, as more fully set forth in Schedule 2.1(a)(iv);

              (v) Subject to the limitations set forth in Section 2.2(a), all of Sellers' rights and benefits pursuant to or arising from Assumed Contracts;

              (vi) Customer databases for the Business, including the associated database computer software;

              (vii) All of Sellers' right, title and interest to the Real Property leased from the City of Chicago and located at Chicago Midway Airport (the "Midway Property") pursuant to the Hangar, Hangar Site and Commercial Aviation Sales and Support Services Agreement at Chicago Midway Airport between the City of Chicago and Beckett dated February 15, 1984, and all amendments thereto (the "FBO Lease");

              (viii) Originals or true copies of all of the books, records, data and information relating to the Business (collectively, "Books and Records") for the period from December 31, 1993, to present, including without limitation all general, financial and accounting records, purchase orders and invoices, sales orders and sales order log books, personnel records, correspondence and miscellaneous records with respect to customers and supply sources, and all other general correspondence, records, books and files now owned or hereafter acquired by Sellers with respect to the Business, subject to Sellers' rights of access to such records pursuant to Section 6.5;

              (ix) All of Sellers' customer and supplier lists, contacts and files, catalogues, brochures, pricing and other marketing information and materials, production supplies, form marketing literature and videos, and all similar data and materials of all kinds relating to the Business;

              (x) All of Sellers' right, title and interest in those vehicles used in the Business, as set forth on Schedule 2.1(a)(x); and

              (xi) The goodwill and other intangibles related to the Business.

       (b) Excluded Assets. All the following assets (the "Excluded Assets") shall be retained by Sellers and shall not be transferred pursuant to this
Agreement:

              (i) Cash on hand, cash equivalents, investments (including stock, debt instruments, options and other instruments and securities) and bank deposits as of the Closing Date;

              (ii) Sellers' original corporate minute books, stock records, tax returns, and any other books and records that Sellers are required by law to retain after the Closing for itself, but not any Books and Records described in
Section 2.1(a)(viii) above; provided, however, that copies of any such books and records that are Excluded Assets and that relate to the Business or the Purchased Assets shall be transferred and conveyed to Buyer as part of the Purchased Assets, subject to Sellers' right of access as set forth in Section 6.5;

              (iii) All rights of Sellers under this Agreement;

              (iv) All of Sellers' trade accounts receivable (collectively, the "Accounts Receivable") and pre-paid expenses relating to the Business;

              (v) All other assets of Sellers listed or set forth in Schedule 2.1(b).

  2.2. Liabilities Related to the Business.

       (a) Assumed Liabilities. Buyer shall assume at the Closing and subsequently pay, honor and discharge, in accordance with the terms thereof, only the following obligations and liabilities (collectively, the "Assumed Liabilities") related to the Business:

              (i) All payment and performance obligations and related Liabilities which arise or are properly attributable to periods after the Closing Date under all Assumed Contracts, other than those Contracts of which Buyer is unable to receive the benefits solely as a result of the failure to obtain the required consent to assignment thereof to Buyer; provided, however, that with respect to the capitalized leases and installment purchase contracts identified on Schedule 4.15(a) Buyer shall assume no principal amount in excess of Two Hundred Eighty-Five Thousand and 00/100 Dollars ($285,000.00); and further provided that with respect to (x) that certain Loan Agreement dated October 1, 1998 by and between Aero Services and Avfuel Corporation and to (y) that certain Aviation Fuel Supply Agreement dated October 1, 1998, by and between Aero Services and Avfuel Corporation, Buyer shall assume only those obligations (not to exceed Seven Hundred Fifty Thousand and 00/100 Dollars ($750,000.00)) that relate to the fixed base operations at Midway Airport by executing at Closing a Loan Agreement and Aviation Fuel Supply Agreement with Avfuel Corporation.

       (b) Excluded Liabilities. Except as expressly set forth in Section 2.2(a), Buyer does not and will not assume any liability or obligation of any kind of Sellers or any of their Affiliates, or any obligation relating to the Business, the use of the Purchased Assets, or the performance by Sellers under any Contracts, whether absolute or contingent, accrued or unaccrued, asserted or unasserted, known or unknown, or otherwise (collectively, the "Excluded Liabilities"), including, without limitation, the following:

              (i) Liabilities of Sellers arising out of or in connection with this Agreement;

              (ii) Liabilities of Sellers arising out of the matters described in Schedule 4.9 or the matters disclosed on Schedule 4.11, 4.19, and 4.23;

              (iii) Liabilities of Sellers related to the Excluded Assets or related to assets of Sellers not used in the Business;

              (iv) Liabilities with respect to workers' compensation or other employee related claims, and personal injury or property damage claims and contract claims, in each such case, only to the extent arising out of events or occurrences prior to the Closing Date;

              (v) Except as otherwise provided in this Agreement, Liabilities arising out of occurrences prior to the Closing Date which are not reflected in the Audited Closing Date Balance Sheet;

              (vi) Liabilities of Sellers for Taxes (it being understood and agreed that Buyer shall not be deemed to be Seller's transferee with respect to any Liabilities of Sellers with respect to Taxes);

              (vii) except as expressly provided in Section 6.13, any and all Liabilities arising under any Environmental Law, including but not limited to, liabilities relating to or arising out of or attributable, in whole or in part, to the manufacture, processing, distribution, use, treatment, storage, release, disposal, arranging for disposal, transport or handling of any Regulated Substances by Sellers, or by any predecessors in interest in connection with or in any way arising from or relating to any of the Purchased Assets or the Business, or relating to or arising from or attributable, in whole or in part, to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any such substance by any other Person on or prior to the date hereof, or arising from migration of substances from adjacent properties on or prior to the date hereof;

              (viii) Liabilities of Sellers under any Seller Plan or Seller Benefit Arrangement; and

              (ix) Any and all Liabilities of Sellers relating to or arising out of the events and circumstances surrounding the death of Dianna Hill on or about October 24, 1998, an employee of Miami Aircraft Corporation who was allegedly struck by a fuel truck driven by an employee of Aero following the fueling at the Midway FBO of an airplane operated by American Airlines.

              (x) Any and all Liabilities of Sellers relating to, arising from or connected with (A) the IRB Loan Agreement, (B) that certain Reimbursement Agreement between Beckett and The First National Bank of Chicago dated as of November 1, 1997, and (C) any and all other agreements, documents or instruments relating to or connected with those certain Floating Rate Monthly Demand Airport Special Facility Revenue Bonds (CSX Beckett Aviation, Inc. Project) Series 1984.

              (xi) Any Liability of Sellers not expressly assumed by Buyer pursuant to Section 2.2(a).

  2.3. Purchase Price.

       (a) Purchase Price. The purchase price (the "Purchase Price") for the Purchased Assets shall be Seventeen Million Seven Hundred Fifty Thousand and 00/100 Dollars ($17,750,000).

       (b) Payment of the Closing Payment. At the Closing, Buyer shall pay the Purchase Price as follows:

              (i) Buyer shall pay Three Hundred Ninety Thousand and 00/100 Dollars ($390,000.00) of the Purchase Price into an escrow account (the
"Environmental Escrow Account") established according to the terms and conditions of the Escrow Agreement attached hereto as Exhibit 2.3(b)(ii) and to be executed and delivered by each of the parties hereto at Closing;

              (ii) [Intentionally Omitted]

              (iii) Buyer shall pay Three Million Nineteen Thousand Nine Hundred Ninety-Five and 26/100 Dollars ($3,019,995.26) of the Purchase Price into an escrow account (the "Real Estate Tax Escrow Account") established according to the terms and conditions of the Escrow Agreement attached hereto as Exhibit 2.3(b)(iii) and to be executed and delivered by the City of Chicago and Sellers at Closing;

              (iv) Buyers shall pay Three Million Eight Hundred Thousand and 00/100 Dollars ($3,800,000) of the Purchase Price into a trust account and established and held by The Bank of New York, as trustee (the "Trustee") according to the terms and conditions of Article IV of the Indenture (the "Bond Fund").

              (v) Buyer shall pay the remainder of the Purchase Price (the "Closing Payment") in cash or by wire transfer of immediately available funds to an account of Aero or Beckett designated by Sellers prior to Closing (the "Sellers' Account").

                                    ARTICLE 3
                                     CLOSING

  3.1. Closing.

       The Closing shall take place at the office of Wilmer, Cutler & Pickering at 100 Light Street, 13th Floor, Baltimore, Maryland 21202, commencing at 10:00 a.m. on March 11, 1999, or at such other time and place as may be agreed upon by Sellers and Buyer. The parties hereto agree that the effective time of the Closing under this Agreement shall be 12:01am Central Time on the Closing Date.

  3.2. Deliveries by Sellers.

       At the Closing, Sellers shall deliver to Buyer (unless delivered previously) the following:

       (a) a duly executed General Assignment and Bill of Sale and other documentation required for the conveyance of the Purchased Assets to Buyer pursuant to the terms of this Agreement, substantially in the form attached hereto as Exhibit 3.2(a);


       (b) an Assignment and Assumption Agreement, substantially in the form attached hereto as Exhibit 3.2(b) and with an attached schedule setting forth the Assumed Contracts duly executed and delivered by Sellers;

       (c)  originals or true copies of all Books and Records;

       (d) executed counterparts of (i) any and all consents listed on Schedule 4.4, in form and substance reasonably satisfactory to Buyer and its counsel in their sole discretion and (ii) the FBO Lease Assignment and Assumption Agreement in substantially the form attached hereto as Exhibit 3.2(d) duly executed and delivered by the City of Chicago and Sellers, by which the FBO Lease is assigned to Buyer and the City of Chicago commits to extend the FBO Lease for fifteen
(15) years from the Closing Date without preconditions, plus an additional extension of ten (10) years beyond the fifteenth anniversary of the Closing Date upon completion by Buyer of certain specified capital improvements to the Real Property, to Buyer;

       (e) the opinions of counsel to Sellers, substantially in the form attached hereto as Exhibit 3.2(f);

       (f) a Certificate from the Secretary of each of the Sellers confirming the existence, incorporation and good standing of such companies on the Closing Date, attaching copies of the respective articles of incorporation and bylaws certified to be complete and accurate, and resolutions authorizing the execution, delivery and performance of this Agreement and all other documents and the taking of all action required thereunder or in connection therewith on behalf of Sellers certified to be complete and accurate without any amendments thereto, and certifying the incumbency of the officers of each of the Sellers and their genuine signatures, with a cross certification of each Secretary's incumbency and genuine signature;

       (g) Certificates from the Secretaries of State of the States of Louisiana, Virginia, and Illinois confirming the existence, incorporation and good standing of Sellers, dated a date no more than ten (10) days before the Closing Date;

       (h) discharges of any and all Liens (other than Permitted Liens) on or relating to any or all of the Purchased Assets or the Business, provided that Sellers may use the purchase money paid by Buyer at Closing to satisfy the obligations underlying such Liens including, without limitation, releases duly executed and delivered by PHH Corporation, a Maryland corporation, of (i) that certain Leasehold Mortgage and Security Agreement among PHH Corporation and Sellers, dated May 3, 1997 and (ii) that certain Assignment of Rents and Leases among PHH and Sellers, dated May 3, 1997; and

       (i) originals of all vehicle titles for the vehicles set forth on
Schedule 2.1(a)(x) that are owned by Sellers, duly endorsed by Sellers;

       (j) a Loan Agreement between Avfuel Corporation and Buyer in a form mutually acceptable to Avfuel Corporation and Buyer, duly executed and delivered by Avfuel Corporation;

       (k) an Aviation Fuel Supply Agreement between Avfuel Corporation and Buyer in a form mutually acceptable to Avfuel Corporation and Buyer, duly executed and delivered by Avfuel Corporation;

       (l)  [Intentionally omitted]

       (m) an Escrow Agreement in the form attached hereto as Exhibit 2.3(b)(ii) duly executed and delivered by Sellers;

       (n) evidence reasonably satisfactory to Buyer that (i) Sellers have notified the City of Chicago and the Trustee under Section 9.01 of that certain Loan Agreement between the City of Chicago, Cook County, Illinois, and Beckett, dated as of December 1, 1984 (the "IRB Loan Agreement"), that the City of Chicago should take all actions required under that certain Indenture of Trust between the City of Chicago, Cook County, Illinois and Sovran Bank, N.A., dated as of December 1, 1984, as amended by that certain Supplemental Indenture of Trust between the City of Chicago and The Bank of New York, dated as of November 1, 1997 (the "Indenture") to redeem all of the issued and outstanding Floating Rate Monthly Demand Airport Special Facility Revenue Bonds (CSX Beckett Aviation, Inc. Project) Series 1984 (the "IRBs") within the time limits set forth in Section 6.14 of this Agreement, and (ii) that Sellers, the City of Chicago and the Trustee have made arrangements reasonably satisfactory to Buyer to pay in full and to fully discharge and satisfy in full the IRBs and to release and terminate any and all Liens relating to or connected with the IRBs and any guaranties, security agreements, reimbursement agreements, letters of credit or other agreements relating to or connected with the IRBs as of such date;

       (o) evidence reasonably satisfactory to Buyer (i) that Sellers have established an escrow account with a third party escrow agent containing an amount sufficient to satisfy in full any and all delinquent, unpaid or other real estate Taxes owed (or claimed by any Governmental Authority to be owed) to the City of Chicago, the State of Illinois or any other Governmental Authority relating to the Real Property or the FBO Lease and (ii) that no Lien for real estate Taxes unpaid by Sellers will attach to any of the Purchased Assets, the Assumed Contracts or any other interests or assets of Buyer;

       (p) all other previously undelivered documents, instruments and writings required to be delivered by Sellers to Buyer at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith;

       (q) an agreement in substantially the form of Exhibit 3.2(a) between Sellers and Buyer terminating that certain Sublease Agreement for the Midway Property dated as of February 1, 1986 (the "Sublease"), duly executed and delivered by Sellers.

       (r) any and all security deposits, prepayment accounts (including, without limitation, the prepayment account held by Sellers for the benefit of Vanguard Airlines, Inc.) or other similar deposits or accounts held by Sellers relating to any of the Assumed Contracts; and

       (s) a Closing Date certificate from the Secretary of each of the Sellers certifying that each of the representations and warranties contained in this Agreement were true when made, have continued to be true since being made, and are true as of the Closing Date, and certifying that Sellers have performed and complied in all material respects with all agreements, covenants, and conditions required by this Agreement to be performed and complied with by Sellers.

  3.3. Deliveries by Buyer.

       At the Closing, Buyer shall deliver to Sellers (unless delivered previously or otherwise designated), the following:

       (a) the Purchase Price, in cash or by wire transfer of immediately available funds;

       (b) the Assignment and Assumption Agreement, substantially in the form attached hereto as Exhibit 3.2(b), duly executed and delivered by Buyer;

       (c) the opinion of Buyer's counsel, substantially in the form attached hereto as Exhibit 3.3(c);

       (d) a Certificate from Buyer's Secretary confirming its existence, incorporation and good standing on the Closing Date, attaching copies of its certificate of incorporation and bylaws certified to be complete and accurate, and resolutions authorizing the execution, delivery and performance of this Agreement and all other documents and the taking of all action required thereunder or in connection therewith on behalf of Buyer certified to be complete and accurate without any amendments thereto, and certifying the incumbency of officers of Buyer and their genuine signatures, with a cross certification of the Secretary's incumbency and genuine signature;

       (e) a Certificate from the Secretary of State of the State of Delaware confirming the existence, incorporation and good standing of Buyer, dated a date no more than ten (10) days before the Closing Date;

       (f) an executed counterpart of the Loan Agreement between Avfuel Corporation and Buyer in a form mutually acceptable to Avfuel Corporation and Buyer, together with a promissory note in the amount of $750,000, duly executed and delivered by Buyer;

       (g) an executed counterpart of the Aviation Fuel Supply Agreement between Avfuel Corporation and Buyer in a form mutually acceptable to Avfuel Corporation and Buyer, duly executed and delivered by Buyer;

       (h)  [Intentionally omitted]

       (i) an Escrow Agreement in the form attached hereto as Exhibit 2.3(b)(ii) duly executed and delivered by Buyer;

       (j) all other previously undelivered documents, instruments and writings required to be delivered by Buyer to Sellers at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith;

       (k) an agreement in substantially the form of Exhibit 3.2(q) terminating the Sublease duly executed and delivered by Buyer;

       (l) a Closing Date certificate from the Secretary of the Buyer certifying that each of the representations and warranties contained in this Agreement were true when made, have continued to be true since being made, and are true as of the Closing Date, and certifying that Buyer has performed and complied in all material respects with all agreements, covenants, and conditions required by this Agreement to be performed and complied with by Buyer;

       (m) the FBO Lease Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit 3.2(d), duly executed and delivered by Buyer; and

       (n) the General Assignment and Bill of Sale in substantially the form attached hereto as Exhibit 3.2(a), duly executed and delivered by Buyer.

  3.4. Limitations on Assignability.

       (a) To the extent that any of the contract rights of Sellers to be sold, transferred or assigned hereunder are not assignable without the consent of a third party, neither this Agreement, nor any of the instruments or documents executed and delivered in connection herewith or contemplated hereby, shall constitute an assignment or assumption thereof, or attempted assignment or attempted assumption thereof, if such assignment or attempted assignment, or assumption or attempted assumption, would constitute a breach thereof.

       (b) If Sellers have not obtained a consent or approval necessary for the assignment of any contract right to be assigned hereunder, then Sellers shall use their best efforts to obtain such consents and approvals after the Closing, or, at Buyer's request, shall cooperate in any reasonable arrangement requested by Buyer to provide to Buyer the benefits thereof subject to the performance by Buyer of Sellers' obligations arising or to be performed after the Closing thereunder. Nothing contained in this Section 3.4 shall require Buyer to enter into, or to accept as a substitute for performance by Sellers hereunder, any arrangement that would impose any additional cost, expense or liability on Buyer, or that would deprive Buyer of any benefits contemplated by this Agreement.

                                    ARTICLE 4
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

  Sellers jointly and severally represent and warrant to the Buyer as follows:

  4.1. Organization.

       Sellers are corporations duly organized, validly existing and in good standing under the laws of their jurisdictions of organization and where the Purchased Assets are located. Sellers have all requisite corporate power and authority to own or lease and to operate the Purchased Assets and to operate and carry on the Business as presently conducted by them. Sellers are duly qualified as foreign entities to do business, and are in good standing in each jurisdiction where their ownership, lease or operation of the Purchased Assets or the conduct of the Business requires such qualification except for those jurisdictions where the failure to so qualify would not have a material adverse effect on the Business. Sellers have no subsidiaries, either wholly owned or partially owned, except that Beckett is a wholly-owned subsidiary of Aero Services.

  4.2. Authorization; Enforceability.

       Sellers have full corporate power and authority to enter into this Agreement and the other documents to be delivered by them pursuant hereto (the "Seller Documents") and to carry out the transactions contemplated hereby and thereby. Sellers have taken all action as and in the manner required by law, their organization documents and their by-laws or otherwise to authorize the execution, delivery and performance of this Agreement and the Seller Documents. This Agreement is, and the Seller Documents required hereby to which Sellers are parties will be, when executed and delivered by the parties thereto, the valid and binding obligations of Sellers, enforceable against Sellers in accordance with their respective terms.

  4.3. No Violation or Conflict.

       The execution, delivery and performance by Sellers of this Agreement and the Seller Documents, and the consummation of the transactions contemplated by this Agreement and the Seller Documents will not (A) violate any provision of Sellers' organizational documents or by-laws, (B) result in any violation of or be in conflict with or constitute (with due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under (i) any term of any agreement or instrument to which either Seller is a party or by which Sellers or any of the Purchased Assets is bound and which will survive the Closing (except that Sellers and Buyer acknowledge that this Agreement will result in the acceleration of certain Industrial Revenue Bonds between Sellers and the City of Chicago which Sellers intend and covenant under
Section 6.14 hereof to make arrangements reasonably satisfactory to Buyer to fully pay and discharge at Closing), (ii) any law, ordinance, regulation or rule binding upon Sellers or any of their property, or (iii) any written and published judgment, order or decree, or any judgment, order or decree binding upon Sellers or any of their property or (C) result in the creation or imposition of any Lien upon any of the Purchased Assets.

  4.4. Consents and Approvals.

       Except as set forth in Schedule 4.4, no consent, approval, order or authorization of or from, or registration, notification, declaration or filing with any individual, entity, or Governmental Authority is required in connection with the execution, delivery or performance of this Agreement by Sellers or the consummation by Sellers of the transactions contemplated herein.

  4.5. Financial Statements.

       Attached hereto as Schedule 4.5 are true and complete copies of the unaudited financial statements of the Business as of September 30, 1996, 1997 and 1998 (collectively, including the notes thereto, the "Financial Statements"). The Financial Statements have been prepared in accordance with GAAP and the Books and Records, and present fairly the financial position and the results of operations and cash flows of Sellers as of the dates or for the periods set forth therein. Nothing has arisen in the preparation of the consolidated audited financial statements of Sellers for the years ending September 30, 1996, 1997, and 1998, or otherwise to the knowledge of the Sellers, that would give rise to the need to adjust the Financial Statements.

  4.6. Absence of Certain Changes.

       Since September 30, 1998, there has not been:

              (i) any material adverse change in Sellers' financial position, results of operations, manner of conducting business, assets, liabilities or net worth;

              (ii) any acquisition or disposition of any asset or property of the Business with a fair market value in excess of $5,000, or any agreement to do the same other than in the ordinary and regular course of business;

              (iii) created, incurred or permitted to exist any Lien on any of the Purchased Assets, except for Permitted Liens;

              (iv) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting, either in any case or in the aggregate, the financial condition, results of operations or properties of the Business;

              (v) any direct, credible information reasonably suggesting loss of any one or more of the Major Customers or Major Suppliers;

              (vi) any increase in salary, bonuses or other compensation of the hourly and salaried employees working in the Business, except in the Ordinary Course of Business, consistent with past practice, nor have Sellers entered into or amended any Seller Plan, Seller Benefit Arrangement, employment, severance, or other agreement relating to compensation or fringe benefits;

              (vii) any non-cash dividend or non-cash distribution out of the Business; or

              (viii) any other event or condition experienced by Sellers of any character which has materially adversely affected or reasonably could so materially adversely affect the assets, liabilities, financial position, results of operations or net worth of Sellers or the Business.

  4.7. Taxes.

       (a) Other than returns relating to the Disputed Taxes which have not been filed since 1986, all Tax Returns required to be filed by or for Sellers have been filed. All Taxes, other than the Disputed Taxes, owed by Sellers (whether or not shown on any Tax Return) have been paid in full on a timely basis.

       (b) Except as set forth on Schedule 4.7, no deficiencies for any Taxes, assessments or other governmental charges have been asserted in writing or assessed against Sellers which remain unpaid. The provisions made for Taxes (excluding reserves for deferred Taxes) on the balance sheets of Sellers contained in the Financial Statements reflect all unpaid Taxes of Sellers or for which Sellers are liable, whether or not disputed. Except as set forth in
Schedule 4.7, Sellers are not under audit or investigation with respect to any Taxes, and no notice has been received of the expected commencement of such an audit or investigation. No claim has ever been made by a Governmental Authority in a jurisdiction where a Seller does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. Sellers are not presently bound by or a party to any agreements waiving or extending the statute of limitations with respect to any Taxes. Sellers have withheld or otherwise collected and paid over to the proper Governmental Authority all Taxes required to have been withheld or otherwise collected and paid over in connection with amounts paid to any employee, independent contractor, creditor, or third party.

       (c) Except as set forth on Schedule 4.7, there are no Liens on the Business or any of the Purchased Assets relating or attributable to Taxes.

  4.8. Accounts Receivable.

       All of the Accounts Receivable arose from bona fide transactions in the ordinary course of business and will be collectible by Buyer in the ordinary course of business. There are no known offsets or claims related to such Accounts Receivable. The Accounts Receivable shown on the Financial Statements were based on the Books and Records and computed in accordance with Sellers' past practices.

  4.9. Litigation, Claims, Etc.

       Except as set forth in Schedule 4.9, there is no litigation, claim, action, suit, proceeding, governmental investigation or inquiry pending or threatened, against or in any manner involving Sellers, relating to the Business, the Purchased Assets or the transactions contemplated hereby. Sellers are not subject to any judgment, decree, injunction, award or order outstanding relating to the Business or the Purchased Assets or the transactions contemplated hereby. The matters set forth on Schedule 4.9 will not have a material adverse effect on the Business or the Purchased Assets.

  4.10.     Compliance with Laws.

       Except for the Sellers' failure since 1986 to pay the Disputed Taxes, Sellers have, to the Knowledge of Sellers, complied and are currently in compliance with all Federal, state, local and foreign laws, ordinances and regulations applicable to the operation of the Business, the ownership of the Purchased Assets, the use and operation of the Real Property and the Structures and the performance of the Assumed Contracts.

  4.11.     Environmental Matters.

       (a) Regulated Substances. Except as set forth on Schedule 4.11, no Regulated Substances have been released (i) at or from the Real Property into the environment other than in material compliance with applicable federal, state and local laws, or (ii) released into any workplace area associated with the Business, other than in compliance with OSHA and similar state laws. All Regulated Substances intended for use or generated at the Real Property were and are, to the Knowledge of Sellers, used, stored, treated, disposed or otherwise managed in material compliance with all applicable laws.

       (b)  Compliance with Environmental Laws.  Except as set forth in
Schedule 4.11, Sellers, the Business and the Purchased Assets have been and are now in material compliance with all applicable Environmental Laws. To the Knowledge of Sellers, there are no current circumstances that may prevent or interfere with such compliance in t he future, and Sellers have no knowledge and have not received any notice of any past or present violation or alleged violation of any Environmental Laws in any way connected with Sellers, the Business or the Purchased Assets.

       (c) Permits and Transfer Laws. Sellers have obtained all permits as may be required of them under applicable Environmental Laws to conduct a business involving the Purchased Assets. Sellers are in material compliance with the terms and conditions of any such permit. All such permits are readily transferable to Buyer without delaying initiation of Buyer's operation. Additionally, applicable Environmental Laws do not preclude, encumber or delay the transfer of the Business or the Purchased Assets pursuant to this Agreement.

       (d) Notices and Information Requests. Except as set forth on Schedule 4.11, Sellers have not received any notices, claims or information requests alleging or implying that they, or any Person whose liability Sellers have retained or assumed contractually or by operation of law, have any liability under an Environmental Law, including, without limitation, that it is or may be a potentially responsible party in connection with CERCLA or any other Environmental Law, and, to the Knowledge of Sellers, there are no circumstances or conditions that could reasonably be expected to form the basis of any such notice, claim or request.

       (e)  Environmental Obligations and Liabilities.  Except as set forth on
Schedule 4.11, Sellers have no obligations or liabilities, whether absolute or contingent, accrued or unaccrued, asserted or unasserted, that could adversely affect the properties, business, financial condition or results of operations of the Purchased Assets or the Business taken as a whole, or separately, and no pending claims have been made against any of the foregoing and, to the Knowledge of Sellers, no presently outstanding citations or notices have been issued against any of the foregoing that could adversely affect the properties, business financial condition or results of operations or the Purchased Assets or Business taken as a whole or separately, and that in the case of any of the foregoing, have been or are imposed by reason of or based upon any provision of any applicable Environmental Laws, including, without limitation, any such obligations or liabilities relating to or arising out of or attributable, in whole or in part, to the manufacture, processing, distribution, use, treatment, storage, release, disposal, arranging for disposal, transport or handling of any Regulated Substances by Sellers, or, by any predecessors in interest in connection with or in any way arising from or relating to any of the Purchased Assets or the Business, or relating to or arising from or attributable, in whole or in part, to the manufacture, processing, distribution, use, treatment, storage, release, disposal, transport or handling of any such substance by any other Person in a manner affecting the Purchased Assets or Business prior to the Closing Date.

       (f) Disclosure of Environmental Information. Sellers have disclosed to Buyer all environmental studies, reports, notifications, closure plans, permits and permit applications, audits, and records required to be maintained under any Environmental Law concerning the Real Property which are known to Sellers or are within Sellers' possession or control, including, but not limited to, any reports filed with any Governmental Authority that relate to any releases of Regulated Substances at the Real Property, and any reports or notifications under the Toxic Substances Control Act and the Federal Insecticide, Fungicide and Rodenticide Act.

  4.12.     Licenses and Permits.

       Set forth in Schedule 2.1(a)(iv) is a true and complete list of all licenses, certificates, permits, approvals, franchises and other authorizations held by Sellers and related to the Business or the Purchased Assets. The Licenses and Permits are all licenses, permits and other authorizations from all Governmental Authorities presently required or desirable to permit Sellers to operate the Business in the manner in which it presently is conducted. The Licenses and Permits are transferable to Buyer under applicable laws, and upon execution and delivery of the documents required to be executed and delivered by Sellers under Section 3.2, Buyer will hold all of and be entitled to use the Licenses and Permits in the operation of the Business.

  4.13.     Purchased Assets.

       (a) Except as set forth in Schedule 2.1(b), the Purchased Assets are all the assets that are used or usable in the Business. The Purchased Assets are sufficient and adequate to permit Sellers to conduct the Business as the Business is presently conducted by Sellers and as it is proposed to be conducted after the Closing Date.

       (b) Except as set forth in Schedule 4.13(b), Sellers have all right, title and interest in and to all of the Purchased Assets. Each leasehold interest in any personal property which is the subject of a lease (the "Leased Personal Property") reflected in Schedule 4.13(b) is valid and in full force and effect and enforceable against Sellers and the other parties thereto, in accordance with its terms, and there does not exist any material violation, breach or default by Sellers or by any other party thereto, thereof or thereunder. Except as set forth in Schedule 4.13(b) (such items described therein being referred to herein as the "Permitted Liens"), Sellers own and have good and marketable title to the Purchased Assets and none of the Purchased Assets are subject to any Lien.

  4.14.     Real Property.

       (a) Sellers do not own any Real Property used in or related to the operation of the Business.

       (b) Schedule 4.14(b) lists all leases pursuant to which Sellers hold Real Property used in connection with the Business. Sellers have delivered to Buyer true and complete copies of all Real Property leases, together with copies of any reports of any engineers, environmental consultants or other consultants in its possession relating to any leased Real Property.

       (c) To the Knowledge of Sellers, the Real Property and all facilities, buildings, improvements and other structures thereon (collectively "Structures"), and all present uses and operations of the Real Property and the Structures thereon by Sellers comply with all applicable zoning, land use, building, fire, labor, safety, subdivision and other governmental requirements and all deed or other title covenants or restrictions applicable thereto. Sellers have not received any notice that the Real Property or any of the Structures thereon, or the use, occupancy or operation thereof by Sellers violate any governmental requirements or deed or other title covenants or restrictions. There are no pending or threatened condemnation proceedings, lawsuits or administrative actions relating to the Real Property.

       (d) There are no parties other than Sellers in possession of the Real Property or any portion thereof, and there are no leases, subleases, licenses, concessions or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any of the Real Property or any portion thereof. There are no outstanding options or rights of first refusal to purchase the Real Property or any portion thereof or interest therein.

       (e) The Real Property and the Structures thereon used by Sellers are supplied with utilities and other services necessary for the use and operation of the Real Property and such Structures as currently used by Sellers, including, without limitation, gas, electricity, water, telephone, sanitary sewer and storm water management, all of which utilities and other services are adequate to service the Real Property and the Structures and Sellers' uses thereof and to permit compliance with all applicable governmental requirements.

       (f) The Real Property abuts on and has direct pedestrian and vehicular access to public roads, or has access to public roads across adjoining property in accordance with valid, permanent, irrevocable and appurtenant easements benefiting the Real Property. All points of access, both pedestrian and vehicular, to and from any public road are adequate for the current use and operation of the Real Property and in accordance with all applicable governmental requirements. There are no pending or to Sellers' knowledge threatened restrictions upon or denial of any means of ingress to or egress from the Real Property.

       (g) Sellers have obtained all approvals of Governmental Authorities (including certificates of use and occupancy, licenses and permits) required in connection with the construction, ownership, use, occupation and operation of the Real Property and the Structures by Sellers necessary or desirable for the operation of the Business as a going concern.

  4.15.     Contracts.

       (a) Set forth on Schedule 4.15(a) are all the Contracts that relate to the Business or the Purchased Assets which are material to the operation of the Business (collectively, the "Assumed Contracts"). Each of the Assumed Contracts is valid and in full force and effect and enforceable against Sellers and the other parties thereto, in accordance with its terms, and there does not exist any material violation, breach or default by Sellers or, to the Knowledge of Sellers, by any other party thereto, thereof or thereunder. True and complete copies of the Assumed Contracts, together with all amendments, modifications, exhibits and material correspondence relating thereto have been delivered to Buyer prior to the date hereof.

       (b) Except as disclosed on Schedule 4.15(b), none of the Contracts are of the following types:

              (i) any Contract or written arrangement with a dealer, broker, sales agency, advertising agency or other Person engaged in sales or promotional activities;

              (ii) any Contract or written arrangement of any kind which involves an unperformed commitment in excess of, or services having a value in excess of, $5,000.

              (iii) any Contract or written arrangement pursuant to which Sellers have made or will make loans or advances, or has or will incur debts or become a guarantor or surety or pledged its credit on or otherwise become responsible with respect to any undertaking of another (except for the negotiation or collection of negotiable instruments in transactions in the ordinary course of business);

              (iv) any indentures, credit agreements, loan agreements, notes, mortgages, security agreements, leases of real property or personal property and agreements for financing that will survive the Closing;

              (v) any Contract or written arrangement involving a partnership, joint venture or other cooperative undertaking;

              (vi) any Contract or written arrangement involving any restrictions relating to Sellers or the Business with respect to the geographical area of operations or scope or type of business of Seller, or the Business;

              (vii) any power of attorney or agency agreement or written arrangement with any Person pursuant to which such Person is granted the authority to act for or on behalf of Sellers;

              (viii) any other Contract under which the requirements for performance extend beyond one year from the date of this Agreement; and

              (ix) any other Contracts relating to the Business not made in the ordinary course of business which are to be performed at or after the date of this Agreement.

  4.16.     Employee Benefit Plans.

       (a)  Definitions:

              (i) "Seller Benefit Arrangement" means any Benefit Arrangement Sellers sponsor or maintain with respect to which Sellers have or may have any current or future liability (whether actual, contingent, with respect to any of its assets or otherwise). "Business Benefit Arrangement" means any Seller Benefit Arrangement with respect to any present or former directors, employees, or agents of Sellers with respect to the Business. "Benefit Arrangement" means any benefit arrangement, obligation, custom, or practice, whether or not legally enforceable, to provide benefits (other than simply as salary and other than Plans), as compensation for services rendered, to present or former directors, employees, agents, or independent contractors, including, without limitation, employment agreements, severance agreements, executive compensation arrangements, incentive programs or arrangements, sick leave, vacation pay, severance pay policies, plant closing benefits, salary continuation for disability, consulting, or other compensation arrangements, workers' compensation, retirement, deferred compensation, bonus, stock option or purchase, hospitalization, medical insurance, life insurance, tuition reimbursement or scholarship programs, employee discount programs, meals, travel, or vehicle allowances, any plans subject to Section 125 of the Code, and any plans providing benefits or payments in the event of a change of control, change in ownership or effective control, or sale of a substantial portion (including all or substantially all) of the assets of any business or portion thereof, in each case with respect to any present or former employees, directors, or agents.

              (ii) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended. "ERISA Affiliate" means any Person that, together with the
Sellers, would be or was at any time treated as a single employer under Section 414 of the Code or Section 4001 of ERISA and any general partnership of which either Seller is or has been a general partner.

              (iii) "Seller Benefit Plan" means any Plan for which either Seller is or has been the "plan sponsor" (as defined in Section 3(16)(B) of ERISA) or any Plan either Seller has maintained or to which either Seller is obligated to make payments or has or may have any liability. "Business Benefit Plan" means any Seller Benefit Plan with respect to any present or former employees of the Sellers with respect to the Business. Business Benefit Plan also includes any such Plan terminated since January 1, 1989. "Multiemployer Plan" means any plan described in Section 3(37) of ERISA. "Plan" means an employee benefit plan as defined in Section 3(3) of ERISA, whether or not otherwise exempt from the application of that section by another provision of ERISA.

       (b) Schedule 4.16(b) contains a complete and accurate list of all Business Benefit Plans and Business Benefit Arrangements.

       (c)  With respect to Plans and Benefit Arrangements,

              (i) The Employees' Tax Sheltered Retirement Plan (the "Sellers' 401(k) Plan") is the only Seller Benefit Plan ever intended to qualify under
Section 401(a) of the Code ("Qualified Plan"), and the Sellers' 401(k) does so qualify. Neither Seller has ever maintained or contributed to another Qualified Plan;

              (ii) Neither Seller nor any ERISA Affiliate has ever sponsored or maintained, or had any obligation to sponsor or maintain, or had any liability
(whether actual, contingent, with respect to any of its assets or otherwise) with respect to any Plan subject to Section 302 of ERISA or Section 412 of the Code or to Title IV of ERISA or any Multiemployer Plan;

              (iii) Sellers have delivered true, correct and complete copies all documents requested by Buyer in its written due diligence requests with respect to Plans and Benefit Arrangements;

              (iv) Each Business Benefit Plan and Business Benefit Arrangement has been maintained in accordance with its constituent documents and with all applicable provisions of the Code, ERISA, and other laws, including federal and state securities laws; Sellers have no liability (whether actual, contingent, with respect to any of its assets or otherwise) with respect to any Plan or Benefit Arrangement that is not a Business Benefit Plan or Business Benefit Arrangement or with respect to any Plan sponsored or maintained (or that has been or should have been sponsored or maintained) by any ERISA Affiliate; Buyer will have no liability with respect to any Seller Benefit Plan or Seller Benefit Arrangement unless it expressly assumes sponsorship of such plan or arrangement post-Closing;

              (v) Neither the Sellers nor the Buyer will owe any benefits, severance, termination or other like payments or liabilities as a result of the transactions contemplated by this Agreement; and

              (vi) No employee or former employee of Sellers or beneficiary of any such employee or former employee is, by reason of such employee's or former employee's employment, entitled to receive any benefits, including, without limitation, death or medical benefits (whether or not insured) beyond retirement or other termination of employment as described in Statement of Financial Accounting Standards No. 106, other than continuation coverage mandated under
Section 4980B of the Code or other applicable law; all group health plans of Sellers and their ERISA Affiliates have been operated in material compliance with the requirements of COBRA and Section 5000 of the Code and the Health Insurance Portability and Accountability Act, and the Sellers have provided, or will have provided before the Closing Date, to individuals entitled thereto all required COBRA notices and coverage with respect to any "qualifying event" (as defined in COBRA) occurring before or on the Closing Date.

       (d) There are no pending, threatened, or reasonably anticipated claims or actions against either Seller under any workers' compensation or long-term disability policy. Schedule 4.16(d) contains the most recent listing of workers' compensation claims and a schedule of the Sellers' workers' compensation claims of $2,500 or more for the last three fiscal years.

  4.17.     Labor and Employment.

       (a) Schedule 4.17 sets forth a complete and correct list of each Person whom, as of the date set forth in Schedule 4.17, Sellers employ in connection with the Business, including each active employee and each employee classified as inactive as a result of disability, leave of absence, layoff, or other absence. With respect to such persons, Schedule 4.17 includes the positions, 1998 compensation (and the portions attributable to salary, bonus, and other compensation, respectively), the current rate of compensation (with the same portions specified) and the wages for the most recent payroll period. Schedule
4.17 also lists the accrued vacation liability of Sellers with respect to the Business as of September 30, 1998.

       (b) With respect to employees of and service providers to Sellers:

              (i) Sellers are complying and have complied in all respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including without limitation any such laws respecting employment discrimination, workers' compensation, family and medical leave, the Immigration Reform and Control Act, and occupational safety and health requirements, and, except as disclosed on Schedule 4.17(b)(i), no claims or investigations are pending or, to the Sellers' knowledge, threatened with respect to such laws, either by private individuals or by governmental agencies;

              (ii) Sellers have not and are not engaged in any unfair labor practice, and there is not now, nor within the past three years has there been, any unfair labor practice complaint against Sellers pending or, to the Sellers' knowledge, threatened before the National Labor Relations Board or any other comparable authority;

              (iii) No labor union represents or has ever represented Sellers' employees, no collective bargaining agreement is or has been binding and in force against Sellers, no Seller is negotiating such an agreement, and no labor representation organization effort exists nor has there been any such activity within the past five years;

              (iv) No labor strike, lock-out, slowdown or work stoppage is or has ever been pending or threatened against or directly affecting the Sellers, and no grievance or arbitration proceeding arising out of or under employment relationships is pending, and no claims therefor exist or have, to the Sellers' knowledge, been threatened; and

              (v) With the exception of Jay Hamby, all employees of Sellers working in the Business are employed on an at-will basis, and Sellers may terminate them without cause and without penalty or liability. All individuals who are or were performing services and are or were classified by Sellers as "independent contractors" for tax purposes qualify or qualified for such classification, and Sellers have fully and accurately reported their compensation on IRS Forms 1099 when required to do so.

       (c) No employee of Sellers working in the Business will receive any bonus or stock options because of or relating to the consummation of the transactions contemplated by this Agreement.

  4.18.     Inventories; Prepaid Items.

       The Inventory consists of items of a quality and quantity usable and saleable in the ordinary course of the Business. The value of the Inventory, including any materials which are obsolete, of below standard quality or in excess of reasonably estimated usage, has been written-off, or down to realizable market value, or adequate reserves have been provided therefor. The values at which Sellers' inventories are carried reflect the normal inventory valuation policy of stating inventories at cost or market, whichever is lower, in a first-in, first-out basis. The prepaid items and intangibles shown as assets on the Financial Statements are consistent with past practices of the Business and are stated at proper values in accordance with GAAP.

  4.19.     Brokers and Advisors.

       Except as set forth in Schedule 4.19, neither Sellers nor any of their directors, officers or employees has, on behalf of Sellers, employed any broker, finder, or financial advisor or incurred any liability for any brokerage fee or commission, finder's fee or financial advisory fee, in connection with the transactions contemplated hereby, nor is there any basis for any such fee or commission to be claimed by any Person .

  4.20.     Books and Records.

       The Books and Records are complete and correct in all material respects. Sellers have made available to Buyer for examination the original or true and correct copies of all the Books and Records.

  4.21.     Bulk Sales.

       Sellers have taken all actions necessary to comply with applicable bulk sales and similar laws with respect to the transactions contemplated hereunder, including without limitation the timely filing and publication of all required notices, such that none of the liabilities and obligations of Sellers will be transferred to Buyer.

  4.22.     Accuracy of Information.

       None of the representations, warranties or statements of Sellers contained in this Agreement, in the Schedules and Exhibits hereto or in any other agreement or instrument executed or delivered by or on behalf of Sellers at the Closing in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the representations, warranties or statements made, in the context in which made, not materially false or misleading.

  4.23.     Insurance.

       The Sellers maintain insurance with respect to the Business, and the Sellers are in compliance with all material requirements and provisions thereof. True and correct copies of all insurance policies relating to such coverage have been made available by the Sellers to Buyer. No notice of cancellation has been given to or received by the Sellers with respect to any of its insurance policies and no such policy permitted to lapse, and except as set forth in
Schedule 4.23 no such policies are subject to any retroactive rate or audit adjustments or coinsurance arrangements.

  4.24.     Customers and Suppliers.

  Schedule 4.24 attached hereto is a true and correct customer list for the year ended December 31, 1998. Set forth on Schedule 4.24 is a true and correct list of the ten largest customers of the Business ("Major Customers"), showing revenues for each such customer for the year ended December 31, 1998. Except as set forth in Schedule 4.24, Sellers have not received notice from any of the current customers of their intention to terminate their relationship with Sellers. Set forth on Schedule 4.24 attached hereto is a true and correct list of the ten largest suppliers (by dollar volume) of products and services to Sellers ("Major Suppliers") as at the date of said schedule, together with the amount paid per supplier for the preceding twelve month period. Sellers are not engaged in any material disputes with customers or suppliers the outcome of which could have a Material Adverse Effect. Sellers have not entered into any agreement or commitment with customers or suppliers, except in the ordinary course, consistent with past practice. Except as set forth in Schedule 4.24 none of Sellers' suppliers to the Business are the sole source of supply.

  4.25.     Customer Orders.

       Schedule 4.25 lists all pending customer orders in excess of $5,000 as of the date set forth in Schedule 4.25. All such customer orders and contracts were entered into in the ordinary course of business, consistent with past practice. No such customer orders are or will be at prices which, based on Sellers' past experience and current and expected costs, are or can reasonably be expected to result in a loss to Sellers (or to Buyer to the extent assumed at Closing).

  4.26.     IRBs

       In addition to, and in no manner in limitation of, any and all other applicable representations and warranties contained in this Agreement, Sellers jointly and severally represent and warrant to Buyer with respect to the IRBs:

       (a) Under the terms and conditions of the Indenture and the Loan Agreement, Sellers have the full right, power and authority to cause all of the issued and outstanding IRBs to be paid in full and fully satisfied and discharged as provided in Section 6.14 of this Agreement.

       (b) There are no Liens on any of the Purchased Assets or the Business that would be enforceable in law or equity against any of the Purchased Assets, the Business or Buyer following the Closing arising from, relating to or connected with the Indenture, the Loan Agreement, the Letter of Credit, or any other agreement, document, instrument or other arrangement relating to the IRBs (such documents collectively being the "IRB Documents").

       (c) No event of default of any kind, and no circumstance or event that could become an event of default if not cured within any applicable cure period, exists or is continuing under any of the IRB Documents.

       (d) No circumstance or event of any kind exists that would cause the money deposited into the Bond Fund by Buyer on behalf of Sellers at Closing to be applied to the payment of any obligations of any Person other than the payment in full and full satisfaction and discharge of the IRBs according to
Section 6.14 of this Agreement.


                                   ARTICLE 4A
              CONDITION OF THE PROPERTY; INDEPENDENT INVESTIGATION

  Prior to the date of this Agreement, Buyer has had complete freedom of access to the FBO and all of Sellers' books, records, contracts, agreements related to the ownership, operation and maintenance of the FBO, as well as to Sellers' personnel involved with the ownership, operation and maintenance of the FBO. During the period from the date of this Agreement to the Closing or termination of this Agreement, Buyer shall be given continued access to the FBO, the Purchased Assets, the Assumed Contracts and the Books and Records. In making the decision to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer has relied, and may rely, only on Sellers' express representations and warranties as set forth in this Agreement, and has not relied on any other representations, warranties or statements by Sellers, their officers, directors or employees or on the representations, warranties or statements of any other Person. As to all other matters not described herein, Buyer has relied and will rely solely on the basis of its own independent investigation of the FBO and the Purchased Assets, including, without limitation, the physical and environmental condition of the FBO. Without diminishing the scope of the express representations, warranties and covenants of Sellers in this Agreement and without affecting or impairing Buyer's right to rely thereon, BUYER ACKNOWLEDGES THAT, EXCEPT AS SET FORTH IN THIS AGREEMENT, SELLERS HAVE NOT MADE, AND SELLERS HEREBY EXPRESSLY DISCLAIM AND NEGATE ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, RELATING TO THE PHYSICAL CONDITION OF THE PURCHASED ASSETS OR REAL PROPERTY (INCLUDING, WITHOUT LIMITATION, ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURCHASE) AND FURTHER, SUBJECT TO, AND IN NO WAY IN LIMITATION OF, THE REPRESENTATIONS AND WARRANTIES MADE BY SELLERS IN THIS AGREEMENT, BUYER ACCEPTS ALL OF THE PURCHASED ASSETS IN THEIR "AS IS," AND "WHERE IS" CONDITION.

                                    ARTICLE 5
                     REPRESENTATIONS AND WARRANTIES OF BUYER

  Buyer represents and warrants to Sellers as follows:

  5.1. Organization.

       Buyer is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Buyer has all requisite corporate power and authority to own or lease and to operate its properties and to operate and carry on its business as presently conducted.

  5.2. Authorization; Enforceability.

       Buyer has full corporate power and authority to enter into this Agreement and the other documents to be delivered by it pursuant hereto (the "Buyer Documents") and to carry out the transactions contemplated hereby and thereby. Buyer has taken all action as and in the manner required by law, its organization documents and its by-laws or otherwise to authorize the execution, delivery and performance of this Agreement and the Buyer Documents. This Agreement is, and the other Buyer Documents required hereby to which Buyer is a party will be, when executed and delivered by the parties thereto, the valid and binding obligations of Buyer, enforceable against it in accordance with their respective terms.

  5.3. No Violation or Conflict.

       The execution, delivery and performance by Buyer of this Agreement and the Buyer Documents, and the consummation of the transactions contemplated by this Agreement and the Buyer Documents will not (A) violate any provision of Buyer's charter or by-laws, (B) result in any violation of or be in conflict with or constitute (with due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under (i) any term of any agreement or instrument to which Buyer is a party or by which Buyer or any of its property is bound; (ii) any law, ordinance, regulation, rule, judgment, decree or order binding upon Buyer or any of its property, or (C) result in the creation or imposition of any Lien upon any of the properties or assets of Buyer.

  5.4. Consents and Approvals.

       Except as set forth in Schedule 5.4, no consent, approval, order or authorization of or from, or registration, notification, declaration or filing with any individual, entity, or Governmental Authority is required in connection with the execution, de livery or performance of this Agreement by Buyer or the consummation by Buyer of the transactions contemplated herein.

  5.5. Brokers and Advisors.

       Buyer has not nor have any of its directors, officers or employees, on behalf of Buyer, employed any broker, finder, or financial advisor or incurred any liability for any brokerage fee or commission, finder's fee or financial advisory fee, in connection with the transactions contemplated hereby, nor is there any basis for any such fee or commission to be claimed by any Person from Buyer.

  5.6. Litigation.

       There is no litigation, claim, action, suit or proceeding pending or threatened against or in any manner affecting Buyer which seeks to prevent Buyer from consummating the transactions contemplated by this Agreement.


                                    ARTICLE 6
                                CERTAIN COVENANTS

  6.1. Conduct of the Business Pending the Closing.

       (a) Ordinary Course of Business. The Sellers shall operate the Business in the usual, regular, and Ordinary Course of Business in substantially the same manner as heretofore conducted and, use all reasonable efforts to preserve intact their present business organizations and preserve their relationships with customers, suppliers, and others having business dealings with the Sellers with respect to the Business. The Sellers shall promptly notify Buyer of any event or occurrence or emergency that is not in the Ordinary Course of Business of the Business or that could have a material adverse effect on the Business. Without limiting the generality of the foregoing, the Sellers will:

              (i) Maintain and keep its material tangible assets (including without limitation its properties, machinery and equipment) used in the Business in good repair and condition in all material respects as at present, except for ordinary wear and tear;

              (ii) Not enter into any agreement for the purchase, sale or other disposition, or purchase, sell or dispose of, any assets (including without limitation equipment, supplies, inventory, investments or other assets), except for sales of inventory and purchases of equipment, materials and supplies in the Ordinary Course of Business, and except: (1) in the case of purchases of, or agreements to purchase, any asset, where the aggregate payments for such assets do not exceed $25,000 over the entire life of such agreements (taken in the aggregate); and (2) in the case of sales of, or agreements to sell assets, where the fair market value of such assets does not exceed $25,000 over the entire life of such agreements (taken in the aggregate);

              (iii) Perform all of its material obligations under material contracts, leases and documents primarily relating to or affecting the Business and, consistent with past practices, pay all Liabilities of the Business which become due according to their terms prior to the Closing Date;

              (iv) Maintain in full force and effect the insurance policies referenced in Section 4.23 (or policies substantially similar thereto) and, consistent with its past practices, use reasonable commercial efforts to maintain the Business in a condition substantially equivalent to the condition it was in at the time this Agreement was signed;

              (v) Comply with and perform in all material respects all obligations and duties imposed upon it by all federal, state and local laws and all rules, regulations and orders imposed by federal, state or local governmental authorities, including, without limitation, filing all reports, notices or other documents and supporting exhibits of any kind with the City of Chicago and State of Illinois under applicable bulk transfer laws;

              (vi) Maintain its existence as a corporation validly existing and in good standing under the laws of its state of incorporation;

              (vii)     [Intentionally Omitted]

              (viii) Not enter into any lease on behalf of the Business which extends for a period of more than one year beyond the date of this Agreement and which obligates the Seller to pay aggregate gross rent in excess of $15,000; and

              (ix) Neither of the Sellers will take any of the actions described in Section 4.6.

       (b) Condition of Fixed Assets. Sellers shall take all actions necessary to cause the Fixed Assets and the Leased Personal Property to be in operating condition at Closing.

       (c) Material Agreements. Except in the Ordinary Course of Business, neither of the Sellers shall modify, amend, or terminate any of the Assumed Contracts or waive, release or assign any material rights or claims under such Assumed Contract without the express prior written consent of Buyer.

       (d) Agreement. Neither of the Sellers shall agree or commit to do any of the actions prohibited by this Section 6.1.

  6.2. Acquisition Proposals.

       Unless and until this Agreement shall have been terminated by either party pursuant to Article 11 hereof, the Sellers shall not take or cause, directly or indirectly, any of the following actions with any party other than Buyer or its designees: (i) solicit, knowingly encourage, initiate or participate in any negotiations, inquiries or discussions with respect to any offer or proposal to acquire all or any part of the Business, whether by merger, consolidation, other business combination, purchase of assets, tender or exchange offer or otherwise (each of the foregoing, an "Acquisition Proposal");
(ii) disclose, in connection with an Acquisition Proposal, any information or provide access to its properties, books or records, except as required by law or pursuant to a governmental request for information; (iii) enter into or execute any agreement relating to an Acquisition Proposal; or (iv) make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal other than with respect to the transactions contemplated herein with Buyer.

  6.3. Stockholder Approval.

       To the extent required to consummate the transactions contemplated by this Agreement, Beckett shall, in accordance with applicable provisions of applicable law, duly call, give notice of, convene and hold a special meeting of its stockholders, for the purpose of voting upon the execution of this Agreement and the approval of the transactions contemplated herein. Such approval will be recommended affirmatively by the board of directors of Beckett at any such meeting or in the complete and sole discretion of Beckett, and, as applicable, Beckett will obtain written consents of stockholders for the purpose of approving the execution and delivery of this Agreement.

  6.4. Transition.

       Sellers shall cooperate with Buyer and agree to use their best efforts to assist Buyer in a smooth transition of the ownership of the Purchased Assets on the Closing Date, including the preservation of the continued services of the employees of Sellers that Buyer wishes to retain and the preservation for Buyer of the goodwill of Sellers' suppliers, customers and others having business relations with Sellers with respect to the Business.

  6.5. Access to Books and Records.

       Buyer will authorize and permit Sellers and their representatives to have access during normal business hours, upon reasonable notice and for reasonable purposes and in such manner as will not unreasonably interfere with the conduct of Buyer's business, to all of the Books and Records for any reasonable purpose. Sellers and Buyer agree to maintain all books, records, files, documents and other correspondence related to the Business in accordance with their normal document retention practices after the Closing Date but in no event for a period of less than five (5) years.

  6.6. Bulk Sales Transfer Taxes.

       (a) Sellers shall timely file with the State of Illinois, the City of Chicago and any other applicable Governmental Authority, all reports, documents and other instruments necessary to comply with applicable state and local bulk sales transfer tax laws and similar laws and ordinances; except that, if Sellers are unable to timely file such reports, documents or instruments with the City of Chicago or other Governmental Authority prior to the Closing, Sellers shall provide evidence to Buyer at Closing that Sellers have simultaneously with the Closing filed with the City of Chicago or other Governmental Authority all applicable state and local bulk sales transfer tax reports or similar reports under similar laws. Sellers and Buyer agree that Sellers shall have the sole responsibility to pay any and all bulk sales transfer Taxes and similar Taxes arising from, connected with or related to the purchase and sale of the Purchased Assets under this Agreement. From and after the Closing, Sellers shall indemnify Buyer under Article 9 of this Agreement for any and all bulk sales transfer Taxes or similar Taxes arising from, connected with or related to the purchase and sale of the Purchased Assets under this Agreement.

       (b) This Section 6.6 shall survive the Closing without limitation.

  6.7. Cooperation in Third-Party Litigation.

       (a) After the Closing, in connection with any third-party claims or disputes, Sellers shall provide such cooperation as Buyer or its counsel may reasonably request in connection with (i) any proceedings related to the Purchased Assets, Assumed Liabilities or Sellers' conduct of the Business prior to the Closing which are hereafter pending or threatened and to which Buyer or any Affiliate of Buyer is a party, and (ii) any proceedings for which Sellers are entitled to indemnification from Buyer under Article 9. Such cooperation shall include, but not be limited to, making employees of Sellers available upon the reasonable request and at the expense of Buyer (except to the extent such expenses are indemnifiable Losses) or its counsel to consult with and assist Buyer and its counsel in connection with any such proceedings and to prepare for and testify in any such proceedings, including depositions, trials and arbitration proceedings.

       (b) After the Closing, in connection with any third-party claims or disputes, Buyer shall provide such cooperation as Sellers or their counsel may reasonably request in connection with (i) pending or threatened proceedings set forth in Schedule 4.9; (ii) any proceedings relating to the Business which are hereafter pending or threatened and to which Sellers are parties; and (iii) any proceedings for which Buyer is entitled to indemnification from Sellers under
Article 9 hereof. Such cooperation shall include, but not be limited to, making employees of Buyer available upon the reasonable request and at the expense of Sellers (except to the extent such expenses are indemnifiable Losses) or their counsel to consult with and assist Sellers and their counsel regarding any such proceedings and to prepare for and testify in connection with any such proceedings, including depositions, trials and arbitration proceedings.

  6.8. Transferred Employees.

       Employees of Sellers who receive an offer of employment from Buyer and who accept such offer are preferred to as "Transferred Employees." Sellers and Buyer agree that, pursuant to the "Alternative Procedure" provided in Section 5 of Revenue Procedure 84-77, 1984-2 C.B. 753, with respect to filing and furnishing forms W-2, W-3, and 941, (i) Sellers and Buyer shall each report on a predecessor-successor basis as set forth therein, and (ii) Sellers shall furnish Forms W-2 to the Transferred Employees for calendar year 1999. Buyer shall reasonably cooperate with Sellers to allow them to fulfill their obligations hereunder.

  6.9. Further Assurances

       Each of the parties hereto agrees to furnish upon request to each other such further information, to execute and deliver to each other such other documentation, and to do such other acts and things, all as the other parties may reasonably request, for the purposes of carrying out the intent of this Agreement. From and after the Closing, as reasonably required by the Buyer, Sellers shall take all reasonable action to give the Buyer the substantial benefit of the transfer to Buyer of the Purchased Assets and Assumed Contracts as contemplated by this Agreement.

  6.10.     Payment of Taxes.

       Other than the real estate Taxes relating to the Midway Property and/or the FBO Lease that are being properly contested by Sellers (the "Disputed Taxes") and which Sellers shall pay upon the final resolution of such contest, Sellers shall timely pay all Taxes of the Sellers for all periods, including without limitation all Taxes that relate to the Business or the Purchased Assets and that were incurred in or are attributable to any taxable period (or portion thereof) ending on or before the Closing Date.

  6.11.     Consents.

       Each of the Sellers shall use its best efforts to take or cause to be taken all actions and do or cause to be done all things necessary, proper or advisable under applicable laws to consummate and make effective the transactions contemplated hereby, including without limitation using its best efforts to obtain all consents of any Person, whether private or governmental, required in connection with the consummation of the transactions contemplated by the Agreement.

  6.12.     Conditions to be Satisfied.

       Each of the Sellers will use its best efforts to cause all of the conditions contained in Article 7 of this Agreement to be satisfied and to cause the officers and directors of Sellers to cooperate to that end.

  6.13.     Environmental Remediation.

       (a) Sellers and Buyer hereby covenant and agree that from and after the Closing Date,

              (i) Sellers shall pay one hundred percent (100%) of Buyer's costs and expenses up to Three Hundred Ninety Thousand and 00/100 Dollars ($390,000) incurred in connection with the remediation or other response to the environmental condition of the Midway Property or required to indemnify, defend and hold harmless Buyer for any Loss arising from any third-party claim relating to the matters identified in Section 9.1(a)(ii);

              (ii) Sellers and Buyer shall each pay fifty percent (50%) of Buyer's costs and expenses between Three Hundred Ninety Thousand and 00/100 Dollars ($390,000) and Seven Hundred Eighty Thousand and 00/100 Dollars ($780,00
0) incurred in connection with the remediation or other response to the environmental condition of the Midway Property or required to indemnify, defend and hold harmless Buyer for any Loss arising from any third-party claim relating to the matters identified in Section 9.1(a)(ii);

              (iii) Sellers shall have no obligation to pay Buyer any amount in excess of Five Hundred Eighty-Five Thousand and 00/100 Dollars ($585,000) in connection with the remediation or other response to the environmental condition of the Midway Property or required to indemnify, defend and hold harmless for any Loss arising from any third-party claim relating to the matters identified in Section 9.1(a)(ii).

       (b) Sellers and Buyer hereby covenant and agree that, from the Closing Date until the third anniversary of the Closing Date, the obligation of Sellers specified in Section 6.13(a) shall be paid from the Environmental Escrow Account (until the entirety of the Escrow Amount (as defined in the Escrow Agreement) plus any accrued interest or dividends thereon is exhausted) pursuant to the following further terms and conditions:

              (i) If at any time prior to the third anniversary of the Closing Buyer in good faith expends funds in connection with the remediation or other response to the environmental condition of the Midway Property or required to indemnify, defend and hold harmless Buyer for any Loss arising from any third-party claim relating to the matters identified in Section 9.1(a)(ii), the Buyer shall provide Sellers with (A) copies of invoices for such expenses and
(B) a certification from the Buyer that the invoices are true and accurate (together, such items being the "Notice").

              (ii) Sellers shall have the right to review and approve the invoiced amount contained in the Notice within a ten (10) day period, such approval not to be unreasonably withheld or delayed. Any Notice which is approved by Sellers (an "Approved Notice") shall be delivered by Buyer to the Escrow Agent (as defined in the Escrow Agreement) and shall constitute a direction to the Escrow Agent to make payment to Buyer of the invoiced amount from the Environmental Escrow Account.

              (iii) If Sellers do not approve the Notice, Sellers shall deliver to Buyer a notice and written explanation of the basis for such non-approval. Buyer and Sellers agree to work together in good faith to agree on the amount that should be disbursed from the Environmental Escrow Account to Buyer. If, within fifteen (15) days after Sellers' notice of non-approval is delivered to Buyer, Buyer and Sellers cannot agree on the amount that should be disbursed to Buyer from the Environmental Escrow Account, Buyer and Sellers shall submit the dispute to Gaia Tech, Inc. in Chicago, Illinois (the "Environmental Consultant") for a determination of the reasonableness of the costs and expenses reflected in the invoices contained in the Notice. The written determination of the Environmental Consultant (the "Consultant's Notice") shall be binding upon Buyer and Sellers, shall be delivered by Buyer to the Escrow Agent, and shall constitute a direction to the Escrow Agent to make payment to Buyer from the Environmental Escrow Account of the amount set forth in the Consultant's Notice.

       (c) Sellers and Buyer agree that any funds remaining in the Environmental Escrow Account on the first business day immediately following the third anniversary of the Closing Date shall be disbursed to Sellers; provided, however, that if prior to the third anniversary of the Closing Date a Notice has been delivered to Sellers and such Notice has not become an approved Notice or Consultant's Notice pursuant to Section 6.13(b) prior to the third anniversary of the Closing Date, the portion of such remaining funds identified in the Notice shall not be disbursed to Sellers; in which case Buyer may deliver a Notice to the Escrow Agent that there is a pending Notice (an "Extension Notice") and the Escrow Agent shall continue to maintain in the Environmental Escrow Account the amount identified in the Notice (or all of the remaining funds, if the amount in the Notice is more than the amount of funds remaining in the Environmental Escrow Account) until the Notice becomes an Approved Notice or a Consultant's Notice and thereafter shall first disburse funds to Buyer according to such Approved Notice or Consultant's Notice and second shall disburse any remaining funds to Sellers.

       (d) This Section 6.13 shall survive the Closing without limitation.

  6.14.     Redemption of IRBs

       (a) Sellers hereby covenant and agree that they shall in good faith take all actions and make all arrangements necessary and reasonably satisfactory to Buyer (i) promptly to pay in full and to fully satisfy and discharge the IRBs acco rding to the provisions of the Indenture; which making of such arrangements shall mean that at Closing Sellers shall notify the City of Chicago and the Trustee under Section 9.01 of the IRB Loan Agreement that the City of Chicago and the Trustee should take all actions required under the Indenture to redeem all of the issued and outstanding IRBs on the first Interest Payment Date (as that term is defined in the Indenture) that is at least twenty-eight (28) days after the Closing, provided however that, if FNB refuses to honor a draw request by the Trustee to pay the IRBs in full on such Interest Payment Date or the City of Chicago or the Trustee do not take the actions required under the Indenture to redeem all of the issued and outstanding IRBs on the first Interest Payment Date, then Sellers shall notify the City of Chicago and the Trustee under
Section 9.01 of the IRB Loan Agreement that the City of Chicago and Trustee should take all actions required under the Indenture to redeem all of the issued and outstanding IRBs on the first Interest Payment Date following the date that is one hundred twenty three (123) days following the Closing; and (ii) to release and terminate any and all Liens relating to the IRBs and any guaranties, security agreements, reimbursement agreements, letters of credit or other agreements relating to the IRBs as of the date that the IRBs are redeemed and paid in full; except that Sellers covenant to obtain and deliver to Buyer at Closing the releases contemplated in Section 3.2(h) of this Agreement.

       (b) At the Closing and on behalf of Beckett, Buyer will irrevocably deposit into the Bond Fund the amount stated in Section 2.3(b)(iv), which the parties hereto estimate is an amount sufficient to do one of the following: (i) reimburse FNB under that certain Reimbursement Agreement between Beckett and FNB dated as of November 1, 1997 (the "Reimbursement Agreement"), for (A) amounts drawn under the Letter of Credit by the Trustee for the purpose of redeeming in full all of the issued and outstanding IRBs and (B) any other amounts payable by Beckett under the Reimbursement Agreement, or (ii) to fully pay and redeem all of the issued and outstanding IRBs.

       (c) Sellers and Buyer hereby covenant and agree that, from the Closing Date until the IRBs are fully satisfied and discharged, the obligation of Sellers specified in Section 6.14(a) shall be paid from the Bond Fund. Sellers agree that they shall not withdraw any of the funds deposited in the Bond Fund pursuant to this Section 6.14. Sellers and Buyer agree that any funds remaining in the Bond Fund following the redemption and payment in full of the IRBs shall be released according to the provisions of the IRB Documents.

       (d) If the funds in the Bond Fund are insufficient to pay all of the amounts required to pay in full and to fully satisfy and discharge the IRBs, Sellers shall have the full obligation to pay such excess amounts owed and shall so pay such amounts on demand.

       (e) Sellers shall take no action nor omit to take any action the result of which action or omission would cause the Trustee to apply the sums deposited in the Bond Fund to pay any obligation of any Person rather than to fulfill Sellers' obligations regarding the IRBs according to this Agreement.

       (f) This Section 6.14 shall survive the Closing without limitation.

  6.15.     Disputed Taxes

       (a) Upon the final resolution of Sellers' contest relating to the Disputed Taxes, Sellers shall timely pay the amount, if any, of the Disputed Taxes that Sellers are required to pay in such final resolution for all periods that Sellers occupied the Midway Property under the FBO Lease (the "Required Tax Payment"). Sellers shall promptly satisfy and discharge any Lien for the Disputed Taxes that may attach from time to time after the Closing Date to any of the Purchased Assets, the Assumed Contracts or any other interests or assets of Buyer.

       (b) Sellers and Buyer hereby covenant and agree that, from the Closing Date until the Disputed Taxes are fully satisfied and discharged, the obligation of Sellers specified in Section 6.15(a) shall be paid from the Real Estate Tax Escrow Account.

       (c) If the funds in the Real Estate Tax Escrow Account are insufficient to pay all of the Required Tax Payment, then Sellers shall have the full obligation to pay such excess amounts owed and shall so pay such amounts on demand.

       (d) Sellers shall take no action nor omit to take any action the result of which action or omission could cause the sums deposited in the Real Estate Tax Escrow Account to be applied to pay any obligation of any Person rather than to pay in full the Required Tax Payment. Notwithstanding the foregoing, after the Required Tax Payment is paid in full, any funds remaining in the Real Estate Tax Escrow Account may be released according to the provisions of the Real Estate Tax Escrow Agreement.

       (e) This Section 6.15 shall survive the Closing without limitation.


                                    ARTICLE 7
                   CONDITIONS TO BUYER'S OBLIGATIONS TO CLOSE

  Notwithstanding any other provision of this Agreement to the contrary, the obligations of Buyer under this Agreement to consummate the transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing Date, of all of the following conditions, any one or more of which may be waived by Buyer:

  7.1. Representations and Warranties and Covenants of Sellers.

       The representations and warranties of Sellers herein contained shall be true in all material respects at the Closing Date with the same effect as though made at such time and Sellers shall have performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed and complied with by it prior to or at the Closing Date, except to the extent that any representation or warranty is made as of a specified date, in which case such representation or warranty shall be true in all material respects as of such date.

  7.2. Certificates.

       Each of the Sellers shall have furnished Buyer a certificate from their respective Secretaries confirming the existence, incorporation and good standing of such companies on the Closing Date, attaching copies of the respective articles of incorporation and bylaws, and resolutions authorizing the execution, delivery and performance of this Agreement and all other documents and the taking of all action required thereunder or in connection therewith on behalf of Sellers, and certifying the incumbency of officers of Buyer and their genuine signatures, with a cross certification of each Secretary's incumbency and genuine signature.

  7.3. No Material Adverse Circumstance; No Injunction.

       No material adverse circumstance with respect to the Business shall have occurred and be continuing on the Closing Date. No suit, action or other proceeding shall have been instituted or threatened against Buyer, or Sellers, or their respective officers or directors, that could, if successful, have a Material Adverse Effect on any of the Business or the Purchased Assets, or that seeks to enjoin or otherwise prevent the consummation of the transactions contemplated by this Agreement.

  7.4. Required Approvals and Consents.

       (a) All action required by law and otherwise to be taken by the Sellers to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken.

       (b) Seller shall have delivered, made or obtained, in form and substance reasonably satisfactory to Buyer (i) the prior written consent of the City of Chicago to the assignment of the FBO Lease to the Buyer and (ii) any and all other consents set forth in Schedule 4.4.

  7.5. Opinion of Sellers' Counsel.

       Buyer shall have received an opinions of Sellers' counsel, dated as of the Closing Date, substantially in the form set forth as Exhibit 3.2(f) hereto.

  7.6. Documentation for Conveyance of the Purchased Assets.

       Buyer shall have received, in a form and substance reasonably satisfactory to Buyer, dated the Closing Date, all of the bills of sale, deeds, assignments and other conveyance and transfer documentation reasonably required to transfer valid legal title to the Purchased Assets to Buyer.

  7.7. Sellers' Deliveries.

       The Sellers shall have made, or caused to be made, the deliveries required by Section 3.2.

  7.8. Escrows.

       The Environmental Escrow Account, the Bulk Sales Escrow Account, the Bond Fund, and the Real Estate Tax Escrow Account shall have been established as required by this Agreement.

  7.9. IRBs.

       Sellers shall have delivered the notices to the City of Chicago and the Bank of New York required under Section 9.01 of the IRB Loan Agreement necessary to initiate the redemption of all of the issued and outstanding IRBs, and shall have made arrangements reasonably satisfactory to Buyer to pay in full and to fully satisfy and discharge the IRBs within the time limits stated in Section
6.14 of this Agreement, and to release and terminate as of the date the IRBs are redeemed and paid in full any and all Liens relating to the IRBs.

                                    ARTICLE 8
                   CONDITIONS TO SELLERS' OBLIGATIONS TO CLOSE

  Notwithstanding any other provision of this Agreement to the contrary, the obligations of Sellers under this Agreement to consummate the transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing, of all of the following conditions, any one or more of which may be waived by Sellers:

  8.1. Representations and Warranties and Covenants of Buyer.

       The representations and warranties of Buyer herein contained shall be true at the Closing Date with the same effect as though made at such time and Buyer shall have performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed and complied with by Buyer prior to or at the Closing Date, except to the extent that any representation or warranty is made as of a specified date, in which case such representation or warranty shall be true in all material respects as of such date.

  8.2. Certificates.

       Buyer shall have furnished Sellers with a certificate from its Secretary confirming its existence, incorporation and good standing on the Closing Date, attaching copies of its certificate of incorporation and bylaws, and resolutions authorizing the execution, delivery and performance of this Agreement and all other documents and the taking of all action required thereunder or in connection therewith on behalf of Buyer, and certifying the incumbency of officers of Buyer and their genuine signatures, with a cross certification of the Secretary's incumbency and genuine signature.

  8.3. No Injunction.

       No suit, action or other proceeding shall have been instituted or threatened against Buyer or Sellers, or their respective officers or directors, that could, if successful, have a Material Adverse Effect on the Business or the Purchased Assets, or that seeks to enjoin or otherwise prevent the consummation of the transactions contemplated by this Agreement.

  8.4. Delivery of Closing Date Payment Other Required Performances.

       Buyer shall have delivered the Closing Payment to Sellers, together with all other documents or things reasonably required to perform Buyer's obligations hereunder, and shall have deposited the funds stated in Section 2.3(b) into the Environmental Escrow Account, the Bulk Sales Escrow Account, the IRB Escrow Account and the Real Estate Tax Escrow Account.

                                    ARTICLE 9
                                 INDEMNIFICATION

  9.1. Indemnification by Sellers.

       (a) Sellers hereby covenant and agree, jointly and severally, to indemnify and hold harmless Buyer, its shareholders, directors, officers, employees and affiliates (collectively, the "Buyer Group") from and against any and all losses, costs, claims, actions, suits, proceedings, damages, liabilities and expenses (including reasonable attorneys', environmental consultants', laboratory and other professional fees), judgments, settlement payments, and fines sustained, incurred, paid or required to be paid by Buyer, whether or not involving a third-party claim (herein, a "Loss"), that:

              (i) arises out of the inaccuracy or breach by Sellers of any representation, warranty or covenant contained in this Agreement;

              (ii) arises from or out of (A) any violation of an Environmental Law caused by any act or omission of Sellers, any of their predecessors, officers, agents, contractors, employees or invitees, involving the Real Property or any other property previously used in the Business, (B) any environmental contamination or environmental condition of the Real Property (including but not limited to contamination by Regulated Substances arising prior to the Closing Date and contamination as a result of migration of contaminants to or from adjacent properties occurring before the Closing Date), existing prior to transfer of the Purchased Assets to Buyer, (C) any release or threatened release of Regulated Substances relating to the operations of Sellers or any of their predecessors, (D) any liability arising under an Environmental Law relating to the operations of Sellers or any of their predecessors, (E) any liability for any off-site disposal by Sellers or any of their predecessors, including, without limitation, toxic tort liability;

              (iii) arises from or out of any Liabilities of Sellers for Taxes (including, without limitation, the Disputed Taxes); or

              (iv) arises from or out of any of the Liabilities of Sellers except for the Assumed Liabilities.

       (b) Sellers shall reimburse the Buyer Group for any Loss to which this
Section 9.1 relates only if a Notice of Claim (defined in Section 9.3) is given within the period of survival of the applicable representation, warranty or covenant as described in Section 9.4 below.

  9.2. Indemnification by Buyer.

       Buyer hereby covenants and agrees to indemnify and hold harmless Sellers, their shareholders, directors, officers, employees and affiliates (the "Seller Group") from and against any Loss sustained, incurred, paid or required to be paid by Sellers, whether or not involving a third-party claim, that:

              (i) arises out of the inaccuracy or breach by Buyer of any representation, warranty or covenant contained in this Agreement;

              (ii) arises out of or is related to any of the Assumed Liabilities; or

              (iii) arises out of or is related to Buyer's ownership and operation of the Business and the Purchased Assets after Closing; provided, however, that notwithstanding the foregoing, Buyer shall reimburse the Seller Group for any Loss to which this Section 9.2 relates only if a Notice of Claim is given within the period of survival of the applicable representation, warranty or covenant as described in Section 9.4 below.

  9.3. Indemnification Procedure.

       (a) If at any time a party entitled to indemnification hereunder (the "Indemnitee") receives notice of any state of facts that may result in a Loss, the Indemnitee shall promptly give written notice (a "Notice of Claim") to the party obligated to provide indemnification (the "Indemnitor") of the discovery of such potential or actual Loss. A Notice of Claim shall set forth (i) a brief description of the nature of the potential or actual Loss, and (ii) the total amount of Loss anticipated (including any costs or expenses which have been or may be reasonably incurred in connection therewith). Upon receipt of a Notice of Claim, Indemnitor may elect to cure the event of Loss within 30 days after the date of receipt of the Notice of Claim, or if such cure cannot be effected within such 30 day period, diligently proceed to effect such cure. If such cure cannot be effected, Indemnitor shall pay the amount of Loss due the Indemnitee as set forth in the Notice of Claim no later than the thirtieth (30th) day after the date of the Notice of Claim (or such later date as the Indemnitor receives written notice that an actual Loss has occurred) unless the provisions of
Section 9.3(c) are applicable thereto. Except as provided in Sections 9.1 and 9.2, the Indemnitee's failure to give prompt notice or to provide copies of documents or to furnish relevant data, shall not constitute a defense (in whole or in part) to any claim by the Indemnitee against the Indemnitor for indemnification, except and only to the extent that such failure shall have caused or increased such liability or adversely affected the ability of the Indemnitor to defend against or reduce its liability.

       (b) The Indemnitor shall accept or reject any Loss as to which a Notice of Claim is sent by the Indemnitee by giving written notice of such acceptance or rejection to the Indemnitee within 30 days after the date of receipt of the Notice of Claim.

       (c) If any Notice of Claim relates to any claim made against an Indemnitee by any third person, the Notice of Loss shall identify such third Person by name and address and state the nature, basis and amount of such claim. The Indemnitor shall have the right, at its election, by written notice given to the Indemnitee in which Indemnitor agrees to be liable for such claim, to assume the defense of the claim as to which such notice has been given with counsel reasonably acceptable to the Indemnitee. Except as provided in the next sentence, if the Indemnitor so elects to assume such defense, it shall diligently and in good faith defend such claim and shall keep the Indemnitee reasonably informed of the status of such defense, and the Indemnitee shall cooperate with the Indemnitor in the defense of such claim, provided that in the case of any settlement providing for remedies other than monetary damages for which indemnification is provided, the Indemnitee shall have the right to approve the settlement, which approval shall not be unreasonably withheld or delayed. If the Indemnitor does not so elect to defend any claim as aforesaid or fails to defend any claim diligently and in good faith (after having so elected), the Indemnitee may, at the Indemnitor's expense, assume the defense of such claim and take such other action as it may elect to defend or settle such claim as it may determine in its reasonable discretion.

  9.4. Survival.

       (a) Representations and Warranties. The representations and warranties made by the parties in this Agreement and in any other certificates and documents delivered in connection herewith shall survive the Closing under this Agreement for a period of two years, except as follows:

              (i) the representations and warranties made in Sections 4.7 (Taxes) and 4.16 and 4.17 (Employees; Employee Benefit Plans) shall survive the Closing until 60 days after the expiration of the longest applicable statutory period of limitations (including extensions thereof);

              (ii) the representations and warranties made in the first sentence of Sections 4.13(b) (Personal Property), and the first sentence of 4.14(a) (Real Property), shall survive the Closing without limitation; and

              (iii) the representations and warranties made in Section 4.11 (Environmental) shall survive the Closing for a period of three years.

       (b) Covenants. All covenants of the parties that are to be performed after the Closing shall continue in effect and expire in accordance with their respective terms.

       (c) Indemnifications. Each party's indemnification obligations under this
Article 9 or in any certificate or writing furnished in connection herewith shall survive the Closing for that period of time set forth as follows:

              (i) if based upon the breach of a representation, warranty or covenant, until the expiration of the survival period of such representation, warranty or covenant, the breach of which gave rise to the Loss;

              (ii) if based upon any matter specified in Section 9.6(b)(iii) or identified on Schedule 4.9, without limitation.

  9.5. Manner of Indemnification.

  The obligations of the Indemnitor hereunder shall be effected by payment of cash or delivery of a certified or cashier's check in the amount of the indemnification liability. Any indemnity payment made pursuant to this Agreement (including, without li mitation, payments by Sellers pursuant to Section 6.13) will be treated by the parties as an adjustment of the Purchase Price for Tax purposes unless a determination, as defined in Section 1313 of the Code or similar provisions of state or local law, causes the payment not to be treated as an adjustment to the Purchase Price for such purposes.

  9.6. Limitations of Indemnification.

       (a) Notwithstanding the terms of this Article 9, neither party shall be entitled to take action on the indemnity provided under this Agreement until a threshold Loss amount of $25,000 has been accumulated under the terms of this
Article 9. Such $25,000 threshold does not apply, however, to (i) claims by Buyer for indemnification due to a breach by Sellers of any covenant in this Agreement; (ii) claims by Buyer for indemnification due to breach by Sellers of the representations and warranties made in Sections 4.7 (Taxes) and 4.11 (Environmental); and (iv) claims by Buyer for indemnification pursuant to
Section 9.1(a)(ii) and (iii). At such time as the aggregate of all Losses exceed $25,000, such party shall be entitled to indemnification for all Losses, and such amount shall be deducted from the aggregate amount payable under this
Article 9.

       (b) Except as provided in Section 9.6(c), each of Buyer and the Sellers' maximum aggregate liability under and with respect to this Agreement, the transactions contemplated hereby, or any claims (whether in contract, tort, or otherwise) associated herewith shall be the amount of Three Million and 00/100 Dollars ($3,000,000) except that the foregoing limit on maximum aggregate liability shall not apply with respect to:

              (i)  any claim for intentional fraud;

              (ii) any claim for breach, inaccuracy or misrepresentation of any representation or warranty set forth in Section 4.7 (Taxes);

              (iii) any claim by Buyer for indemnification for any Liability arising out of or relating to the death on or about October 24, 1998, of Dianna Hill, an employee of Miami Aircraft Corporation who was allegedly struck by a fuel truck driven by an employee of Aero following the fueling at the Midway FBO of an airplane operated by American Airlines.

              (iv) any claim for breach, inaccuracy or misrepresentation of any representation or warranty set forth in Section 4.16 and 4.17 (Employees; Employee Benefit Plans); and

              (v) any claim by Buyer for indemnification pursuant to Section 9.1(a)(iii).

       (c) With respect to all environmental matters, including, without limitation, those matters listed below, Sellers' maximum aggregate liability to Buyer under this Agreement, the transactions contemplated hereby, or any claims by Buyer (whether in contract, tort or otherwise) associated herewith shall be Five Hundred Eighty-Five Thousand and 00/100 Dollars ($585,000) (such aggregate liability to accrue as provided in Section 6.13(a)):

              (i) any claim for breach, inaccuracy or misrepresentation of any representation or warranty set forth in Section 4.11 (Environmental);

              (ii) any violation of an Environmental Law caused by any act or omission of Sellers, any of their predecessors, officers, agents, contractors, employees or invitees, involving the Real Property or any other property previously used in the Business;

              (iii) any environmental contamination or environmental condition of the Real Property (including but not limited to contamination by Regulated Substances arising prior to the Closing Date and contamination as a result of migration of contaminants to or from adjacent properties occurring before the Closing Date), existing prior to transfer of the Purchased Assets to Buyer;

              (iv) any release or threatened release of Regulated Substances relating to the operations of Sellers or any of their predecessors;

              (v) any liability arising under an Environmental Law relating to the operations of Sellers or any of their predecessors; or

              (vi) any liability for any off-site disposal by Sellers or any of their predecessors, including, without limitation, toxic tort liability.

  9.7. Remedies.

       The rights to indemnification under Sections 9.1 and 9.2 are not exclusive and are in addition to any other rights available to the parties hereunder or at common law or in equity.


                                   ARTICLE 10
                       CONFIDENTIALITY AND NON-COMPETITION

  10.1.     Confidentiality

       Sellers recognize and acknowledge that they have in the past, currently have, and may in the future possibly have, access to certain confidential information of the Business, such as lists of the names and addresses of current or prospective customers, operational policies, and pricing and cost policies that are valuable, special and unique assets of the Business and that, upon the Closing, shall be the sole property of Buyer. Sellers shall turn over all originals and copies of confidential information, in whatever form or medium, to Buyer at the Closing. Sellers agree that they will not disclose confidential information, and shall cause their directors, officers, employees, agents and representatives not to disclose confidential information, with respect to the Business to any Person for any purpose whatsoever, except to authorized representatives of Buyer, unless

       (a) such information becomes known to the public generally through no fault of Sellers;

       (b) disclosure is required by applicable law or the order of any Governmental Authority under color of law;

       (c) the disclosing party reasonably believes such disclosure is required in connection with the defense of a lawsuit against the disclosing party, provided, that prior to disclosing any information pursuant to clause (a) or (b) above, the disclosing party shall give prior written notice thereof to Buyer and provide Buyer with the opportunity to contest such disclosure, and shall cooperate with efforts to prevent such disclosure.

  10.2.     Non-Competition.

       (a) Prohibited Activities. Sellers shall not, except for an investment in not more than two percent of the capital stock of a competing business whose stock is traded on a national securities exchange or over-the-counter, for a period of five years following the Closing Date, for any reason whatsoever, directly or indirectly, for themselves or on behalf of or in conjunction with any other person:

              (i) engage, as a shareholder, owner, partner, member, joint venturer, or adviser, or as a sales representative, in any business operating a fixed base operation, its Affiliates, or the Business within 50 miles of (A) New Castle County Airport, Wilmington, Delaware, (B) Teterboro Airport, Teterboro, New Jersey, (C) William P. Hobby Airport, Houston, Texas, (D) Northeast Philadelphia Airport, Philadelphia, Pennsylvania, (E) Philadelphia International Airport, Philadelphia, Pennsylvania, (F) San Jose International Airport, San Jose, California, or (G) Midway Airport, Chicago, Illinois (the "Territory");

              (ii) call upon any Person who is, at that time, within the Territory, an employee of Buyer or an Affiliate in a managerial capacity for the purpose or with the intent of enticing each employee away from or out of the employ of Buyer or an Affiliate; or

              (iii) call upon any Person who is or entity that is, at that time, or that has been, within one year prior to that time, a customer of Buyer, its Affiliates, or the Business within the Territory for the purpose of soliciting or selling products or services in competition with Buyer, its Affiliates, within the Territory.

       (b) Damages. Because of the difficulty of measuring economic losses to Buyer as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to Buyer for which it would have no other adequate remedy, Sellers agree that the foregoing covenant may be enforced by Buyer in the event of breach by Sellers, by injunctions and restraining orders.

       (c) Reasonable Restraint. The parties agree that the foregoing covenants in this Article 10 impose a reasonable restraint on Sellers in light of the activities and business of Buyer on the date of the execution of this Agreement and the current plans of Buyer; but it is also the intent of Buyer and Sellers that such covenants be construed and enforced in accordance with the changing activities and business of Buyer throughout the term of this covenant. The parties further agree that if Sellers enter into a business or pursues other activities not in competition with Buyer or similar activities or business in locations the operation of which, under such circumstances, do not violate this
Article 10, Sellers shall not be chargeable with a violation of this Article 10 if Buyer thereafter enters the same, similar or a competitive (i) business, (ii) course of activities or (iii) location, as applicable.

       (d) Severability; Reformation. The covenants in this Article 10 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, if any court of competent jurisdiction determines that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

       (e) Independent Covenant. All of the covenants in this Article 10 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Sellers against Buyer, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Buyer of such covenants. The parties expressly acknowledge that the terms and conditions of this Article 10 are independent of the terms and conditions of any other agreements including, but not limited to, any employment agreements entered into in connection with this Agreement. It is specifically agreed that the period of five years stated at the beginning of this Article 10 during which the agreements and covenants of Sellers made in this Article 10 are effective, shall be computed by excluding from such computation any time during which Sellers are found by a court of competent jurisdiction to have been in violation of any provision of this Article 10

       (f) Materiality. Sellers hereby agree that the covenants set forth in this Article 10 are a material and substantial part of the transactions contemplated by this Agreement, supported by adequate consideration.

                                   ARTICLE 11
                             TERMINATION AND DEFAULT

     11.1.     Termination.

          This Agreement may, by notice given prior to or at the Closing, be terminated:

          (a) by either Buyer or Sellers if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived;

          (b) by Buyer if any of the conditions in Article 7 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or

          (c) by Sellers, if any of the conditions in Article 8 has not been satisfied of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Sellers to comply with their obligations under this Agreement) and Sellers have not waived such condition on or before the Closing Date;

          (d)  by mutual consent of Buyer and Sellers; or

          (e) by either Buyer or Sellers if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before [March 30, 1999], or such later date as the parties may agree upon in writing.

     11.2.     Effect of Termination.

          Each party's right of termination under Section 11.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 11.1, all further obligations of the parties under this Agreement shall terminate, except that the obligations in Sections
10.1 and 12.1 shall survive; provided, however, that if this Agreement is terminated by a party because of the Breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

                                   ARTICLE 12
                               GENERAL PROVISIONS

     12.1.     Expenses; Prorations.

          (a) Except as otherwise provided herein, each of Buyer and Sellers shall pay all of their own expenses relating hereto, including fees and disbursements of their counsel and accountants whether or not the transactions hereunder are consummated.

          (b) Sellers shall pay and be responsible for any sales, transfer, documentary, use, excise or other Taxes, and any recording or filing fees, arising out of or with respect to this Agreement and the transactions contemplated herein; provided, however, that the cost of recording any Buyer financing documents shall be the sole responsibility of Buyer; and further provided that Sellers and Buyer shall each pay one-half of any applicable real estate transfer taxes.

          (c) The parties shall adjust and prorate between them customary expenses and obligations to the extent that such amounts relate to a period beginning before the Closing Date and ending on or after the Closing Date, including but not limited to real property Taxes, assessments and other charges with respect to the Real Property (but any special assessments or similar charges in effect or payable prior to the Closing Date shall be paid by Sellers prior to Closing), personal property Taxes, rents, utilities and any other amounts payable under any of the Assumed Liabilities. If Buyer is required to pay any expense or obligation described in the preceding sentence after the Closing Date (and no adjustment for such expense or obligation is made at or prior to the time of the Closing), Sellers shall within five days of receipt of a reasonably documented request therefor pay to Buyer their proportionate share of any such expense or obligation.

     12.2.     Allocation of the Purchase Price.

          The Purchase Price set forth in Section 2.3 shall be allocated among the Purchased Assets in accordance with the provisions of Section 1060 of the Code and as determined by mutual agreement of Sellers and Buyer. If Sellers and Buyer are unable to agree on the allocation of the Purchase Price within fifteen
(15) days after the Closing Date, the parties shall jointly appoint and engage an independent accounting or appraisal firm of national or regional repute (the "Arbiter") to resolve any dispute. The determination of the Arbiter shall be binding and conclusive on the parties. The fees and expenses of the Arbiter shall be borne fifty percent (50%) by Sellers and fifty percent (50%) by Buyer. Buyer and Sellers shall each complete, execute and timely file Form 8594 with the Internal Revenue Service with their respective Tax Returns for the taxable year that includes the Closing Date (or such other Internal Revenue Service Form as may then be prescribed for use by the Income Tax Regulations to comply with applicable asset acquisition reporting requirements of Section 1060 of the Code and the Income Tax Regulations thereunder). Buyer and Sellers agree to act in accordance with the allocation of the Purchase Price established pursuant to this Section 12.2 in the preparation and filing of all Tax Returns, including Form 8594.

     12.3.     Payment Obligations.

          Sellers agree to pay and discharge in a timely manner all of the amounts owed to vendors and other creditors of the Business, except for Assumed Liabilities.

     12.4.     Public Announcements.

          Except as otherwise required by applicable law, Buyer, Sellers and their agents and representatives will not, without the prior written consent of the other party, make any public announcement or issue any press release with respect to this Agreement and the transactions contemplated hereby. If a party is required by law to make any announcement, the party so required to make an announcement promptly upon learning of such requirement shall notify the other party of such requirement and use its reasonable efforts to cause a mutually agreeable announcement to be issued, except that, Aero Services may issue a press release and file a Form 8-K with the Securities and Exchange Commission without prior notice to Buyer.

     12.5.     Notices.

          All notices, requests, demands and other communications made in connection with this Agreement shall be in writing and shall be deemed to have been duly given on the date of delivery, if delivered to the persons identified below, or on the second business day, if delivered by a reputable overnight carrier, or on the date of the return receipt acknowledgment after mailing if mailed by certified or registered mail, postage prepaid, return receipt requested, or on the date such transmission is made and confirmation of receipt obtained if a business day, or if not, then on the next following business day, if sent by facsimile, telecopy, telegraph, telex or other similar telegraphic communications equipment, addressed as follows:

          If to Sellers a single notice addressed to:

          Aero Services International, Inc.
          660 Newtown-Yardley Road
          Newtown, Pennsylvania  18940
          Attn:  R. Ted Brant
          Fax: (215) 968-5343

          With a copy to:

          Christopher M. Cicconi, Esq.
          Eckert, Seamans, Cherin & Mellott, LLC
          One South Market Square Building
          213 Market Street, 8th Floor
          Harrisburg, Pennsylvania 17101
          Fax:  717-237-6019

          If to Buyer, notices addressed to:

          Raymond N. Fitzgerald
          Atlantic Aviation Corporation
          153 North DuPont Highway
          New Castle County Airport
          New Castle, Delaware  19720
          Fax: (302) 322-7205

          and

          Joshua M.D. Hall and
          Joseph W. Hasse
          Legg Mason Merchant Banking, Inc.
          100 Light Street, 6th Floor
          Baltimore, Maryland 21202
          Fax: (410) 454-4344

          With a copy to:

          John B. Watkins, Esq.
          Wilmer, Cutler & Pickering
          100 Light Street, 13th Floor
          Baltimore, Maryland  21202
          Fax:  (410) 986-2828

          Such addresses may be changed, from time to time, by means of a notice given in the manner provided in this Section 12.5.

     12.6.     Headings.

          The headings contained in this Agreement are intended solely for convenience and shall not affect the interpretation hereof or the rights of the parties to this Agreement.

     12.7.     Entire Agreement.

          This Agreement, including the Schedules, Exhibits and attachments hereto and documents delivered pursuant hereto, is intended by the parties to and does constitute the entire agreement of the parties with respect to the transactions contemplated by this Agreement. This Agreement supersedes any and all prior understandings, written or oral, between the parties, and this Agreement may not be amended, modified or waived orally, but only by an instrument in writing signed by the party against whom enforcement of the amendment, modification or waiver is sought.

     12.8.     Severability.

          If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided in order to achieve the intent of the parties to this Agreement to the extent possible, and all other provisions of this Agreement shall be deemed valid and enforceable to the full extent possible. The preceding sentence is in addition to and not in place of the severability provisions in Section 10.2.

     12.9.     Waiver.

          Waiver of any term or condition of this Agreement by any party hereto shall only be effective if in writing and shall not be construed as a waiver of any subsequent breach or failure of the same term or condition or any other term or condition of this Agreement.

     12.10.    Binding Effect; Assignment.

          This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned (whether voluntarily, involuntarily, by operation of law or otherwise) by any of the parties hereto without the prior written consent of the other parties, provided, however, that Buyer may assign this Agreement, in whole or in any part, and from time to time, to an Affiliate of Buyer, but such assignment shall not discharge Buyer's liabilities or obligations under this Agreement.

  12.11.    Interpretation.

       The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement. The use of the terms "including" or "include" shall in all cases herein mean "including, without limitation" or "include, without limitation," respectively. "Sellers" shall mean each of the Sellers, either of them, both of them, or neither of them, as the context requires to make the terms of this Agreement fully applicable to each Seller. Each of the parties hereto shall be deemed to have participated equally in the drafting and preparation of this Agreement and, accordingly, no presumption shall arise concerning the interpretation of any of the provisions hereof with respect to the party or parties responsible for its preparation.

  12.12.    No Third-Party Beneficiaries.

       Nothing in this Agreement shall confer any rights upon any Person that is not a party to this Agreement except as expressly provided hereunder.

  12.13.    Governing Law.

       This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

  12.14.    Counterparts.

       This Agreement may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement.




              [THIS SPACE INTENTIONALLY LEFT BLANK]

  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                SELLERS:

                                AERO SERVICES INTERNATIONAL, INC.


                                By:
                                Name:
                                Its:


                                BECKETT AVIATION, INC.


                                By:
                                Name:
                                Its:


                                BUYER:

                                ATLANTIC AVIATION FLIGHT SUPPORT, INC.


                                By:
                                Name:
                                Its:

Exhibit 2.3(b)(ii)   -    Escrow Agreement
Exhibit 2.3(b)(iii)  -    Real Estate Tax Escrow Agreement
Exhibit 3.2(a)       -    General Assignment and Bill of Sale
Exhibit 3.2(b)       -    Assignment and Assumption Agreement
Exhibit 3.2(d)       -    FBO Lease Assignment Agreement
Exhibit 3.2(f)       -    Legal Opinion of Sellers' Counsel
Exhibit 3.2(q)       -    Sublease Termination Agreement
Exhibit 3.3(c)       -    Opinion of Buyer's Counsel

                            SCHEDULES

Schedule 2.1(a)(i)   -    Inventory
Schedule 2.1(a)(iii) -    Fixed Assets
Schedule 2.1(a)(iv)  -    Licenses and Permits
Schedule 2.1(a)(x)   -    Vehicles
Schedule 2.1(b)      -    Excluded Assets
Schedule 2.3(b)(i)   -    Sellers' Account
Schedule 4.4         -    Sellers' Consents and Approvals
Schedule 4.5         -    Unaudited Financial Reports
Schedule 4.7         -    Taxes
Schedule 4.9         -    Pending Litigation
Schedule 4.11        -    Environmental Matters
Schedule 4.13(b)     -    Permitted Liens
Schedule 4.14(b)     -    Leased Property
Schedule 4.15(a)     -    Assumed Contracts
Schedule 4.15(b)     -    Other Agreements
Schedule 4.16(b)     -    Benefit Plans
Schedule 4.16(d)     -    Workers' Compensation Claims
Schedule 4.17        -    Employees
Schedule 4.17(b)(i)  -    Employee Claims and Investigations
Schedule 4.19        -    Sellers' Broker
Schedule 4.23        -    Insurance
Schedule 4.24        -    Major Customers and Suppliers
Schedule 4.25        -    Pending Customer Orders
Schedule 5.4         -    Buyer's Consents and Approvals

                               EXHIBIT 2.3(b)(ii)

                                ESCROW AGREEMENT

     THIS ESCROW AGREEMENT is made as of ___________ __, 1999, by and among Aero Services International, Inc., a Louisiana corporation ("Aero") and Beckett Aviation, Inc., a Virginia corporation ("Beckett") (Aero and Beckett collectively, "Sellers"), Atlantic Aviation Flight Support, Inc., a Delaware corporation ("Buyer"), and ___________________________ ("Escrow Agent").

     WHEREAS, Sellers and Buyer have entered into that certain Asset Purchase Agreement, dated March 9, 1999, (the "Purchase Agreement"), whereby Sellers have agreed to sell and Buyer has agreed to buy certain assets of Sellers (the "Assets") relating to the business of a fixed base operation at Midway Airport in Chicago, Illinois conducted pursuant to the FBO Lease (the "Business");

     WHEREAS, Buyer has required as a condition to its purchase of the Assets that a portion of the Purchase Price be placed in escrow for purposes of assuring the availability of funds to enable Sellers to fulfill their obligations under the Purchase Agreement to pay for remediation and other response costs relating to and in connection with the environmental condition of the real property on which the Business is conducted (the "Property");

     WHEREAS, Buyer and Sellers have agreed to establish an escrow with the Escrow Agent according to the terms and conditions contained herein.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Definitions. Except as otherwise provided herein, capitalized terms not defined herein shall have the meanings given them in the Purchase Agreement.

     2. Establishment of Environmental Escrow Account. At the Closing, the Buyer shall deposit with the Escrow Agent the sum of Three Hundred Ninety Thousand and 00/100 Dollars ($390,000) (the "Escrow Amount"). The Escrow Agent shall hold the Escrow Amount, together with all investments thereof and all interest and dividends accumulated thereon in escrow (the "Environmental Escrow Account") upon the terms and conditions set forth in this Escrow Agreement and shall not disburse any funds from the Environmental Escrow Account except as provided herein. The Escrow Agent shall invest the Escrow Amount in a federally-insured, interest bearing money market account with a bank or savings and loan association in the name of Escrow Agent with the designation "as escrow agent." The Escrow Amount and any interest and dividends accumulated thereon shall not be commingled with any other funds held by or belonging to the Escrow Agent. For tax reporting purposes, all interest and dividends which shall accrue on the Escrow Amount shall be credited to Sellers' tax identification numbers.

     3. Payment of Escrow Amount or Interest Thereon. The Escrow Agent shall disburse funds from the Environmental Escrow Account as follows:

          (a) In accordance with Section 6.13 of the Purchase Agreement, the Escrow Agent shall disburse funds from the Environmental Escrow Account in accordance with any Approved Notice or Consultant's Notice promptly upon receipt thereof by the Escrow Agent.

          (b) At any time that the Escrow Agent is holding funds in the Environmental Escrow Account pursuant hereto, Buyer and Sellers, in joint directions signed by an officer or counsel of both Buyer and Sellers, may direct the Escrow Agent to disburse such funds in such manner as is contained in such directions.

          (c) The Escrow Agent shall disburse to Sellers any funds remaining in the Environmental Escrow Account on the first business day immediately following the third anniversary of the date of this Agreement, unless the Escrow Agent has previously received an Extension Notice from Buyer pursuant to Section 6.13 of the Purchase Agreement, in which case the Escrow Agent shall continue to maintain the sum identified in the Extension Notice in the Environmental Escrow Account (or all of the remaining funds, if the amount in the Extension Notice is more than the amount of funds remaining in the Environmental Escrow Account) until it receives either an Approved Notice or a Consultant's Notice and then shall first disburse funds to Buyer according to such Approved Notice or Consultant's Notice and second shall disburse any remaining funds to Sellers.

     4.   Miscellaneous.

          (a) Escrow Agent may act in reliance upon any writing or instrument or signature which it, in good faith, believes to be genuine, and may assume the validity and accuracy of any statement or assertion contained in such a writing or instrument and may assume that any person purporting to give any writing, notice, advice or instruction in connection with the provisions hereof has been duly authorized so to do.

          (b) Escrow Agent's duties hereunder shall be limited to the safe-keeping of the Escrow Amount, and interest accrued thereon, and the disposition of the same in accordance with the terms hereof.

          (c) Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no implied duties or obligations shall be read into this Agreement against the Escrow Agent.

          (d) Sellers and Buyer, jointly and severally, hereby agree to indemnify Escrow Agent and hold it harmless from any and all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expense, fees or charges of any character or nature, which it may incur or with which it may be threatened by reason of its acting as Escrow Agent under this Agreement, and in connection therewith, to indemnify the Escrow Agent against any and all expenses, including attorney's fees and the cost of defending any action, suit or proceeding or resisting any claim.

          (e) If the parties hereto shall be in disagreement about the interpretation of this Agreement, or about their rights and obligations hereunder, or the propriety of any action contemplated by the Escrow Agent hereunder, any party hereto may, at its discretion, file an action in a court of competent jurisdiction to resolve such disagreement. Escrow Agent shall be indemnified, jointly and severally, by the Sellers and Buyer for all costs, including attorney's fees, in connection with any such action, and shall be fully protected in suspending all or a part of its activities under this Agreement until a final judgment, order or decree in the action is received.

          (f) Escrow Agent shall not be liable for any mistakes of fact, or errors of judgment, or for any acts or omission of any kind unless caused by the willful misconduct or gross negligence of Escrow Agent.

          (g) Escrow Agent may resign upon ten (10) days written notice to the parties to this Escrow Agreement. If a successor escrow agent is not appointed within a ten (10) day period following such resignation, the Escrow Agent may petition a court of competent jurisdiction to name a successor. The costs of such action shall be paid by Sellers and Buyer, on an equal basis, and shall be subject to the provisions of Section 4(d) hereof.

          (h) All notices, requests, demands and other communications made in connection with this Agreement shall be in writing and shall be deemed to have been duly given on the date of delivery, if delivered to the persons identified below, or on the second business day, if delivered by a reputable overnight carrier, or on the date of the return receipt acknowledgment after mailing if mailed by certified or registered mail, postage prepaid, return receipt requested, or on the date such transmission is made and confirmation of receipt obtained if a business day, or if not, then on the next following business day, if sent by facsimile, telecopy, telegraph, telex or other similar telegraphic communications equipment, addressed as follows:

          If to Sellers:

          Aero Services International, Inc.
          660 Newtown-Yardley Road
          Newtown, Pennsylvania  18940
          Attn:  R. Ted Brant
          Fax: (215) 968-5343

          With a copy to:

          Christopher M. Cicconi, Esq.
          Eckert, Seamans, Cherin & Mellott, LLC
          One South Market Square Building
          213 Market Street, 8th Floor
          Harrisburg, Pennsylvania 17101
          Fax:  717-237-6019

          If to Buyer:

          Raymond N. Fitzgerald
          Atlantic Aviation Corporation
          153 North DuPont Highway
          New Castle County Airport
          New Castle, Delaware  19720
          Fax: (302) 322-7205

          and

          Joshua M.D. Hall and
          Joseph W. Hasse
          Legg Mason Merchant Banking, Inc.
          100 Light Street, 6th Floor
          Baltimore, Maryland 21202
          Fax: (410) 454-4344

          With a copy to:

          John B. Watkins, Esq.
          Wilmer, Cutler & Pickering
          100 Light Street, 13th Floor
          Baltimore, Maryland  21202
          Fax:  (410) 986-2828

          As to Escrow Agent:

          ------------------------------

          ------------------------------

          ------------------------------

          ------------------------------
          Attention:  _________________
          Fax Number:

          (i) This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.

          (j) This Agreement shall be construed, enforced and interpreted under the laws of the State of Delaware, without regard to principles of conflict of laws.

          (k) This Agreement shall terminate and the Escrow Agent shall be discharged of all responsibility hereunder at such time as the Escrow Agent shall have completed its duties hereunder.

          (l) Time shall be of the essence for all purposes in construing and applying this Agreement.

          (m) As used herein the plural shall include the singular, the singular the plural, and the use of any gender shall be applicable to all genders.

          (n) This Escrow Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (o) This Escrow Agreement may be amended, modified, extended, superseded, canceled, renewed or extended, only by a written instrument signed by all of the parties hereto.


              [this space left intentionally blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement on the day and year first above written.

WITNESS:

                         AERO SERVICES INTERNATIONAL, INC.


________________________ By:  ___________________________(SEAL)
                         Name:     ___________________________
                         Title:    ___________________________

                         BECKETT AVIATION, INC.


________________________ By:  ___________________________(SEAL)
                         Name:     ___________________________
                         Title:    ___________________________

                         ATLANTIC AVIATION FLIGHT SUPPORT, INC.


________________________ By:  ___________________________(SEAL)
                         Name:     ___________________________
                         Title:    ___________________________

                              [ESCROW AGENT]


________________________      By:  ___________________________(SEAL)
                              Name:     ___________________________
                              Title:    ___________________________

                                 EXHIBIT 3.2(a)

                       GENERAL ASSIGNMENT AND BILL OF SALE

     This GENERAL ASSIGNMENT AND BILL OF SALE is made this ___ day of __________, 1999, by AERO SERVICES INTERNATIONAL, INC., a Louisiana corporation ("Aero"), and BECKETT AVIATION, INC., a Virginia corporation ("Beckett," Aero and Beckett being the "Sellers") to ATLANTIC AVIATION FLIGHT SUPPORT, INC., a Delaware corporation (the "Buyer").

                        R E C I T A L S

     WHEREAS, Sellers and Buyer are parties to that certain Asset Purchase Agreement dated ________________, 1999 (the "Purchase Agreement") pursuant to which Buyer is purchasing from Sellers substantially all of the assets of Sellers used or usable in and relating to the fixed base operation of Sellers at Midway Airport, Chicago, Illinois (the "Business"); and

     WHEREAS, Sellers desire to assign, and the Buyer desires to acquire, all of Sellers' right, title and interest in the Purchased Assets.

     It is therefore agreed:

1. Purchased Assets. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sellers hereby sell, convey, assign, transfer and deliver to Buyer, and Buyer hereby purchases, acquires and accepts from Sellers, all of the Purchased Assets other than the Assumed Contracts. The Purchased Assets assigned hereby shall include, without limitation, the assets of Sellers described below:

     a. All of the items of Inventory set forth on Schedule 2.1(a)(i) hereto;

     b. All of Sellers' Fixed Assets, including without limitation, the items listed in Schedule 2.1(a)(iii) hereto;

     c. All of Sellers' Licenses and Permits related to the Business and the Purchased Assets set forth in Schedule 2.1(a)(iv) hereto;

     d. Customer databases for the Business, including the associated database computer software;

     e. Originals or true copies of all of Sellers' Books & Records for the period December 31, 1993 to present, including without limitation all general, financial and accounting records, purchase orders and invoices, sales orders and sales order log books, personnel records, correspondence and miscellaneous records with respect to customers and supply sources, and all other general correspondence, records, books and files now owned or hereafter acquired by Sellers with respect to the Business;

     f. All of Sellers' customer and supplier lists, contacts and files, catalogues, brochures, pricing and other marketing information and materials, production supplies, form marketing literature and videos, and all similar data and materials of all kinds relating to the Business;

     g. All of Sellers' right, title and interest in those vehicles used in the Business, and reflected on Schedule 2.1(a)(x) hereto as being owned by Sellers; and

     h. The goodwill and other intangibles related to the Business.

2.   Miscellaneous

     a. This General Assignment and Bill of Sale is made pursuant to the Purchase Agreement and does not confer any different, additional or inconsistent rights, duties or obligations from the terms of the Purchase Agreement. In the event of a conflict, the terms of the Purchase Agreement shall control. Each of the parties hereby makes all of the covenants, representations and warranties contained in the Purchase Agreement relating to the Business and the Purchased Assets with the same force and effect as if they were fully set forth herein, subject to the limitations on indemnification set forth in the Purchase Agreement.

     b. Sellers hereby irrevocably appoint Buyer, its successors and assigns the attorney for Sellers, with full power of substitution and revocation, at the expense of Buyer, to enforce and protect all rights to and under the Purchased Assets. This power of attorney shall not be affected by the subsequent disability or incompetence of the principal.

     c. Sellers shall use all reasonable efforts to take or cause to be taken, all actions and to do or cause to be done, all things necessary, proper, or advisable to carry out all of its obligations under this General Assignment and Bill of Sale. Sellers agree to execute and de liver or cause to be executed and delivered such other and further instruments or documents as may be necessary, convenient or proper to carry out effectively the transactions contemplated herein, and/or to fulfill the purposes and intentions of this General Assignment and Bill of Sale.

     d. Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Purchase Agreement.



                 [signatures on following page]

     IN WITNESS WHEREOF, the undersigned have executed this General Assignment and Bill of Sale as of the date first set forth above.

                    SELLERS

                    AERO SERVICES INTERNATIONAL, INC.,
                    a Louisiana corporation


                    By:______________________________________
                    Name:____________________________________
                    Title:_____________________________________


                    BECKETT AVIATION, INC.
                    a Virginia corporation


                    By:______________________________________
                    Name:____________________________________
                    Title:_____________________________________


                    BUYER

                    ATLANTIC AVIATION FLIGHT SUPPORT, INC.,
                    a Delaware corporation


                    By:______________________________________
                    Name:____________________________________
                    Title:_____________________________________

                                 EXHIBIT 3.2(b)

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

          THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Assignment") is made this ___ day of __________, 1999, by AERO SERVICES INTERNATIONAL, INC., a Louisiana corporation ("Aero") and BECKETT AVIATION, INC., a Virginia corporation ("Beckett") (Aero and Beckett collectively being the "Sellers") to ATLANTIC AVIATION FLIGHT SUPPORT, INC., a Delaware corporation (the "Buyer").

                        R E C I T A L S

          WHEREAS, pursuant to that certain Asset Purchase Agreement dated ______________, 1999 (the "Purchase Agreement") between Sellers and Buyer, Sellers have agreed to assign, transfer, convey and deliver to Buyer certain rights, title and interests in certain assets as will be outlined herein and Buyer in turn has agreed to assume the liabilities and obligations thereby transferred, conveyed and delivered subject to the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth in this Assignment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sellers and Buyer agree as follows:

1.   Assignment of Assumed Contracts.

     (a) For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sellers hereby assign, convey, transfer and deliver to Buyer all of Sellers' rights and privileges under each of the Assumed Contracts listed in Schedule 4.15(a) hereto.

     (b) Sellers hereby irrevocably appoint Buyer, its successors and assigns, the attorney for Sellers, with full power of substitution and revocation, at the expense of Buyer, to enforce and protect all rights to and under the Purchased Assets.

2. Assumption of Liability. Buyer hereby assumes and shall subsequently pay, honor and discharge, in accordance with the terms thereof, only the following obligations and liabilities related to the Business: all payment and performance obligations and related Liabilities which arise or are properly attributable to periods after the Closing Date under all Assumed Contracts, other than those Contracts of which Buyer is unable to receive the benefits solely as a result of the failure to obtain the required consent to assignment thereof to Buyer; provided, however, that with respect to the capitalized leases and installment purchase contracts identified on Schedule 4.15(a) Buyer shall assume no principal amount in excess of Two Hundred Eighty-Five Thousand and 00/100 Dollars ($285,000.00); and further provided that with respect to (x) that certain Loan Agreement dated October 1, 1998 by and between Aero Services and Avfuel Corporation and to (y) that certain Aviation Fuel Supply Agreement dated October 1, 1998, by and between Aero Services and Avfuel Corporation, Buyer shall assume only those obligations (not to exceed Seven Hundred Fifty Thousand and 00/100 Dollars ($750,000.00)) that relate to the fixed base operations at Midway Airport by executing at Closing a Loan Agreement and Aviation Fuel Supply Agreement with Avfuel Corporation.

3. Terms of Purchase Agreement Controlling; Representations of the Parties.
This Assignment is made pursuant to the Purchase Agreement and does not confer any different, additional or inconsistent rights, duties or obligations from the terms of the Purchase Agreement. In the event of a conflict, the terms of the Purchase Agreement shall control. Each of the parties hereby makes all covenants, representations and warranties contained in the Purchase Agreement relating to the Business and the Assumed Contracts with the same force and effect as if they were fully set forth herein, subject to the limitations on indemnification set forth in the Purchase Agreement.

4. Further Assurances. After the execution of this Assignment, the parties hereto shall from time to time, at the request of any party hereto, execute and deliver such other instruments of conveyance and transfer and take such other actions as such party hereto may reasonably request, in order to more effectively consummate the transactions contemplated by this Assignment and to vest in such party or its designee good and marketable title to the Assumed Contracts (including, without limitation, assistance in the collection or reduction to possession of any of the Assumed Contracts).

5. Binding Effect This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

6. Governing Law THIS ASSIGNMENT SHALL BE CONSTRUED AND ENFORCED ACCORDING TO THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS BETWEEN RESIDENTS THAT ARE ENTERED INTO AND ARE TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

7. Successors and Assigns This Assignment shall be binding on and inure to the benefit of the successors, assigns, shareholders, receivers, and trustees of the parties to this Assignment. Neither party hereto shall assign its rights or obligations under this Assignment without the prior written consent of the other party to this Assignment, which consent shall not be unreasonably withheld.

8. Counterparts This Assignment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9. Entire Agreement This Assignment and the Purchase Agreement constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and may be amended only by a writing signed by the parties.

10. Captions and Section Headings Captions and section headings used herein are for convenience only and shall not be used in construing this Assignment.

11. Capitalized Terms Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Purchase Agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Assignment and Assumption Agreement as of the date first set forth above.

                         SELLERS:

                         AERO SERVICES INTERNATIONAL, INC.,
                         a Louisiana corporation

                         By:______________________________________
                         Name:____________________________________
                            Title:_____________________________________

                         BECKETT AVIATION, INC.
                         a Virginia corporation

                         By:______________________________________
                         Name:____________________________________
                         Title:_____________________________________

                         BUYER:


                         ATLANTIC AVIATION, INC.,
                         a Delaware corporation


                         By:______________________________________
                         Name:____________________________________
                         Title:_____________________________________


Schedule 1
Schedule 2

                                 EXHIBIT 3.2(f)

                        Legal Opinion of Sellers' Counsel

                                 EXHIBIT 3.2(q)

                         SUBLEASE TERMINATION AGREEMENT

     THIS SUBLEASE TERMINATION AGREEMENT (the "Agreement") is made effective as of _________ __, 1999 by and among Aero Services International, Inc., a Louisiana corporation ("Aero"), Beckett Aviation, Inc., a Virginia corporation ("Beckett"), and Atlantic Aviation Flight Support, Inc., a Delaware corporation ("Atlantic").

A. Beckett is the tenant under that certain Hangar, Hangar Site and Commercial Aviation Sales and Support Services Agreement at Chicago Midway Airport between the City of Chicago and Beckett dated February 15, 1984, and all amendments thereto (the "FBO Lease"), by which Beckett has obtained from the City of Chicago the right to occupy certain real property at Chicago Midway Airport (the "Midway Property").

B. Aero is the holdover tenant under that certain Sublease Agreement dated February 1, 1986 (the "Sublease"), by which Aero has obtained from Beckett the right to occupy the Midway Property.

C. The FBO Lease will be assigned to Atlantic pursuant to that certain Asset Purchase Agreement by and among Aero, Beckett and Atlantic dated as of _________, 1999 (the "Asset Purchase Agreement"), by which Atlantic will, with the consent of the City of Chicago, obtain the right to occupy the Midway Property.

D. It is a condition of the Atlantic's obligation to close the transactions contemplated by the Asset Purchase Agreement that Aero and Beckett agree to terminate the Sublease pursuant to the terms and conditions contained herein.

     NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Aero, Beckett and Atlantic hereby agree as follows:

     1. Aero and Beckett hereby agree that the Sublease is terminated and canceled effective upon the closing of the transactions effecting the assignment of the FBO Lease to Atlantic.

     2. Other than the FBO Lease, Aero and Beckett each hereby individually represents and warrants to Atlantic that the Sublease is the only agreement that has been entered into by any party for use of the whole of the Midway Property as of the date of this agreement.

     3. Aero and Beckett each further represents, warrants and covenants that effective as of the closing of the transactions contemplated by the Asset Purchase Agreement (i) it has no continuing right, title or other interests to any portion the Midway Property and (ii) it will assert no claims against Atlantic for any claim, action or cause of action arising under or in connection with the Sublease regardless of when the same may have arisen and irrespective of when any action or omission may have occurred or transpired which gave rise to any such claim, action or cause of action.

     4. Aero and Beckett each states that it quit claims to Atlantic all of its right, title and interest in and to any alterations, additions, modifications, improvements, and fixtures located on any portion of the Midway Property that may be considered realty.

     IN WITNESS WHEREOF, the undersigned have caused this Sublease Termination Agreement to be executed as of the date first above written.


                         AERO SERVICES INTERNATIONAL, INC.


                         By:  ___________________________
                         Name:     ___________________________
                         Title:    ___________________________

                         BECKETT AVIATION, INC.


                         By:  ___________________________
                         Name:     ___________________________
                         Title:    ___________________________


                         ATLANTIC AVIATION FLIGHT SUPPORT, INC.


                         By:  ___________________________
                         Name:     ___________________________
                         Title:    ___________________________

                                 EXHIBIT 3.3(c)

                           Opinion of Buyer's Counsel

                                  SCHEDULE 5.4

                         Buyer's Consents and Approvals


City of Chicago -- Assignment of FBO Lease
Fleet Capital Corporation -- Financing